Exhibit 10.18

EXECUTION VERSION

AMENDED AND RESTATED

TECHNOLOGY AND INTELLECTUAL PROPERTY LICENSE AGREEMENT

by and between

YAHOO! INC.

and

ALIBABA GROUP HOLDING LIMITED

September 18, 2012

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

iii

AMENDED AND RESTATED

TECHNOLOGY AND INTELLECTUAL PROPERTY LICENSE AGREEMENT

This AMENDED AND RESTATED TECHNOLOGY AND INTELLECTUAL PROPERTY LICENSE AGREEMENT (this “Agreement”) is entered into as of September 18, 2012 (the “Amendment and Restatement Effective Date”) by and between YAHOO! INC., a Delaware corporation (“Yahoo!”); and ALIBABA GROUP HOLDING LIMITED (previously known as ALIBABA.COM CORPORATION), a Cayman Islands company (“Alibaba”) and amends and restates, as of the Amendment and Restatement Effective Date, that certain Technology and Intellectual Property License Agreement, dated as of October 24, 2005, by and between Yahoo! and Alibaba (the “Original Agreement”).

RECITALS

WHEREAS, in connection with the Stock Purchase and Contribution Agreement, dated as of August 10, 2005 (the “Purchase Agreement”) by and between Yahoo! and Alibaba, Yahoo! and Alibaba entered into the Original Agreement;

WHEREAS, Sections 7.2(f) and 7.3(f) of the Purchase Agreement provided that Yahoo! and Alibaba enter into the Original Agreement pursuant to which Yahoo! granted Alibaba certain rights to Yahoo! technology and intellectual property as a condition to the Closing (as defined in the Purchase Agreement);

WHEREAS, Alibaba, Yahoo! and Yahoo! Hong Kong Holdings Limited have entered into that certain Share Repurchase and Preference Share Sale Agreement, dated as of May 20, 2012 (the “Share Repurchase Agreement”); and

WHEREAS, in connection with the Share Repurchase Agreement, Yahoo! and Alibaba desire to amend and restate the Original Agreement on the terms and conditions set forth in this Agreement with effect as of the Amendment and Restatement Effective Date.

NOW, THEREFORE, in consideration for the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS: RULES OF CONSTRUCTION

1.1 Definitions. For purposes of this Agreement, in addition to the capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings ascribed to them below:

(a) “Affiliate” shall mean any corporation, limited liability company, partnership or other entity (collectively, an “Entity”): (1) that is controlled directly or indirectly by a party (a “Controlled Affiliate”); (2) that controls a party; (3) that is controlled by or controls any Entity recited in clause (1) or (2), in each instance of clause (1) or (2) or (3) for so long as such control continues; or (4) that is operating substantially exclusively under a brand that includes or incorporates the primary brand of the party, in each instance of clause (1) or (2) or (3) or (4) existing as of the Amendment and Restatement Effective Date or at any time thereafter. For example and without limitation, as of the Amendment and Restatement Effective Date, Yahoo! Japan would be considered an Affiliate of Yahoo! under (4). For purposes of this definition, “control” shall mean the possession, directly or indirectly, of: (i) a majority of the voting power of such entity (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); or (ii) in any jurisdiction where such majority control is not possible, substantially the maximum degree of control permissible by such party in connection with the Entity.

(b) “Agreement” shall have the meaning set forth in the first paragraph hereof.

(c) “Alibaba” shall have the meaning set forth in the first paragraph hereof.

(d) “Alibaba B2B Site” shall mean Alibaba’s Internet sites whose predominant purpose is to provide matching services between business buyers and business sellers, and shall include any such site in any language that is owned by Alibaba or any Controlled Affiliate of Alibaba.

(e) “Alibaba Competitor” shall mean any Entity that is set forth on Schedule 1.1(a) or any Affiliate of such Entity, as Schedule 1.1(a) may be revised by Alibaba from time to time in its sole discretion; provided, however, that Schedule 1.1(a) may not be so revised (i) more than one (1) time during any six (6) month period, (ii) to include in the aggregate more than six (6) Entities at any given time or (iii) to include any Entity after any potential Change of Control Transaction involving such Entity becomes publicly known.

(f) “Alibaba Enhancements” shall have the meaning set forth in Section 2.6(b).

(g) “Alibaba Indemnified Party(ies)” shall have the meaning set forth in Section 8.3(a).

(h) “Alibaba Independent Developments” shall have the meaning set forth in Section 2.6(d).

(i) “Alibaba Patents” shall mean (i) all patents and patent applications owned or licensable by Alibaba (in each case, provided that Yahoo! pays any additional consideration required by any third party), and filed or issued anywhere in the world outside of the Territory on or prior to the first anniversary of the Amendment and Restatement Effective Date and (ii) any reissues, reexaminations, extensions, continuations, continuations-in-part or divisionals of or other patents or patent applications claiming priority to, any of the foregoing in subclause (i).

(j) “Alibaba Revenue” shall mean revenues recognized on a consolidated basis under GAAP, less traffic acquisition costs (“TAC”) incurred in connection with Third-Party Distribution Partners and business tax, value added tax or a similar sales tax based on revenue paid to governments that has been included in revenues reported under GAAP that is not recoverable by: (i) Alibaba and its Affiliates; and (ii) any other party to whom Alibaba sublicensed any Yahoo! Technology IP Rights under the Original Agreement. For revenue streams generated by Alibaba and its Affiliates, GAAP will mean GAAP in effect as of the Original Agreement Effective Date. “Third-Party Distribution Partners” means third party entities who have integrated Alibaba’s and its Affiliates’ sponsored search advertising offerings into their websites and to whom Alibaba and its Affiliates may make pay-for-performance related revenue share payments, provided, however, that in no circumstance shall the TAC deduction on these payments exceed 70% of related gross revenues.

(k) “Alibaba Technology IP Rights” shall mean all Intellectual Property Rights existing as of the Amendment and Restatement Effective Date and owned or licensable by Alibaba (in each case, provided that Yahoo! pays any additional consideration required by any third party), but excluding: (i) the Alibaba Patents; (ii) the Alibaba Trademarks; and (iii) any copyrights to content owned by Alibaba or provided to Alibaba from a third party.

(l) “Alibaba Technology Products” shall mean all technology products existing as of the Amendment and Restatement Effective Date and owned or licensable by Alibaba (in each case, provided that Yahoo! pays any additional consideration required by any third party), including Alibaba Independent Developments (if any), that are used by Alibaba to provide Internet services to the public and that have been published for use (i.e., are no longer undergoing beta or similar testing); provided, however, that Alibaba Technology Products shall include products undergoing public customer beta testing solely to the extent agreed upon by Alibaba, in its sole discretion.

(m) “Alibaba Trademarks” shall mean Alibaba’s trademarks, trade names, service marks, service names and Internet domain names, and the goodwill represented thereby.

(n) “Amendment and Restatement Effective Date” shall have the meaning set forth in the first paragraph hereof.

(o) “Amendment and Restatement Period” shall mean the period commencing on the Amendment and Restatement Effective Date and continuing for the remainder of the Term.

(p) “Business Day” shall mean any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Law to be closed in California, Hong Kong or in the Territory. In the event that a party providing a notice or taking an action (other than initiating a payment) is not located in California, the Business Day shall nonetheless be calculated based on the then-current California time-zone.

(q) “Cash Payment Procedures” shall mean, with respect to any cash payment, the delivery of such cash in U.S. dollars by wire transfer of immediately available funds to the account or accounts designated in writing by the applicable payee no fewer than five (5) Business Days prior to the date such payment is required to be made.

(r) “Change of Control Transaction” shall mean: (a) the direct or indirect acquisition (except for transactions described in clause (b) of this paragraph below), whether in one or a series of transactions by any person (as such term is used in Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act), of (i) beneficial ownership (as defined in the Exchange Act) of issued and outstanding shares of capital stock of Yahoo!, the result of which acquisition is that such person or such group possesses 50% or more of the combined voting power of all then-issued and outstanding share capital of Yahoo!, or (ii) the power to elect, appoint, or cause the election or appointment of at least a majority of the members of the Board (or such other governing body in the event Yahoo! or any successor entity is not a corporation); (b) a merger, consolidation, scheme of arrangement or other reorganization or recapitalization of Yahoo! with a person or a direct or indirect subsidiary of such person, provided that the result of such merger, consolidation, scheme of arrangement or other reorganization or recapitalization, whether in one or a series of related transactions, is that the holders of the outstanding shares of capital stock of Yahoo! immediately prior to such consummation do not possess, whether directly or indirectly, immediately after the consummation of such transaction, 50% or more of the combined voting power of all then-issued and outstanding capital stock of the merged, consolidated, reorganized or recapitalized person, its direct or indirect parent, or the surviving person of such transaction; or (c) a sale or disposition, in a single transaction, of all or substantially all of Yahoo!’s operating assets, excluding sales of investment interests and other non-operating assets.

(s) “China Business” shall have the meaning set forth in the Purchase Agreement.

(t) “China Yahoo!” shall mean, collectively, China Y Holding Limited, a company organized under the laws of the Cayman Islands, and any Entity controlled (including through a VIE Structure), directly or indirectly, by China Y Holding Limited.

(u) “Claim” shall mean judgments, losses, deficiencies, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses), whether required to be paid to a third party or otherwise incurred in connection with or arising from any third-party claim, suit, action or proceeding.

(v) “Confidential Information” shall mean any information obtained by either party (the “recipient”) in connection with the performance of this Agreement, which is identified as or should be reasonably understood to be confidential, to the other party or its licensors (collectively, the “discloser”), which may include, but is not limited to know-how, trade secrets, user data, Log Data, search metrics, technical processes and formulas, Object Code, Source Code, product designs, sales, cost and other unpublished financial information, product and business plans, projections, and marketing data. “Confidential Information” shall not include information that: (i) is known or hereafter becomes known (independently of disclosure by the providing party) to the recipient directly or indirectly from a source other than one having an obligation of confidentiality to the discloser; (ii) becomes publicly known or available or otherwise ceases to be secret or confidential, except through a breach of this Agreement by the recipient or through the unauthorized acts of a third party; or (iii) is or was independently developed by the recipient without use of or reference to the discloser’s Confidential Information, as shown by evidence in the recipient’s possession.

(w) “Customers” shall mean end users of the products or services provided by China Yahoo! in the New Licensed Field.

(x) “Enhancement(s)” shall mean, with respect to any subject matter, any derivative based thereon (including, any “derivative work” within the meaning of such term as defined in the U.S. Copyright Act (17 U.S.C. § 101 et seq.), or by Law in the Territory); and/or any improvement, modification, or enhancement to such subject matter.

(y) “Exclusive Field” shall have the meaning set forth in Section 2.1.

(z) “GAAP” shall mean United States generally accepted accounting principles applied on a consistent basis.

(aa) “Governmental Authority” shall mean any central, national, federal, state, prefectural, provincial or local government, any multinational quasigovernmental authority, any court, administrative, regulatory or other governmental agency, commission or authority, any nongovernmental self-regulatory agency, commission or authority, including stock exchanges and securities regulatory bodies, and any arbitration tribunal.

(bb) “Indemnifiable Claim” shall have the meaning set forth in Section 8.5.

(cc) “Indemnification Requesting Party” shall have the meaning set forth in Section 8.5.

(dd) “Indemnified Parties” shall mean the Alibaba Indemnified Parties or the Yahoo! Indemnified Parties, as applicable.

(ee) “Indemnifying Party” shall have the meaning set forth in Section 8.5.

(ff) “Intellectual Property Holding Company” shall mean a Controlled Affiliate of Yahoo! that is set up solely to own Intellectual Property Rights of Yahoo! and/or its Affiliates and to license such Intellectual Property Rights and that does not otherwise engage in any operating business.

(gg) “Intellectual Property Rights” shall mean trade secret rights, rights in know-how, moral rights, copyrights, rights in mask works, patents, trademarks (including the goodwill represented thereby), data rights, and similar rights of any type under the Laws of any Governmental Authority, domestic or foreign, including all applications for and registrations of any of the foregoing.

(hh) “Law” shall mean all applicable provisions of any (i) permit, concession, license, constitution, treaty, statute, law (including principles of common law), rule, regulation, ordinance or code of any Governmental Authority, (ii) Order, and (iii) request, guideline, interpretation or directive of any Governmental Authority.

(ii) “Licensed Sites” shall mean any Internet sites offered by or for China Yahoo! but not for the benefit of or on behalf of any third party (other than Customers), whether directly or indirectly, within the New Licensed Field.

(jj) “Log Data” shall mean all data generated by an Internet web or application server that relates to data requests, operation requests, HTTP requests, including all HTTP headers, and other information such as user identification, session times and similar available information, but only to the extent such Log Data relates specifically to use by Customers in the Territory.

(kk) “New Licensed Field” shall mean operation by China Yahoo! of any Internet search site or consumer Internet portal site, together with ancillary functions offered with such site, such as search, email, instant messaging, text messaging, mobile services or other communications, where each such site is predominantly targeted to residents within the Territory. For example and without limitation, the following shall be considered indicia of “predominantly targeting” residents within the Territory: (i) the home page and a majority of the other user-accessible content (including linked content), of an Internet site are substantially entirely in Simplified Chinese; (ii) substantially all the marketing activities conducted in connection with the Internet site are conducted within the Territory; (iii) under normal circumstances, only a small minority of the accesses to the Internet site originates from outside the Territory; (iv) the absence of an arrangement to translate or otherwise adapt content on the Internet site to any other site outside the Territory; and (v) the absence of affirmative steps to optimize, facilitate or enable access over the Internet from outside the Territory. Conversely, the absence of the foregoing shall be considered indicia of not “predominantly targeting” residents within the Territory. For the avoidance of doubt, “New Licensed Field” does not include any business to business (“B2B”) site, or any portion of any Internet site dedicated to providing B2B services.

(ll) “Non-Excluded Taxes” shall have the meaning set forth in Section 6.6(b).

(mm) “Object Code” shall mean: (i) machine executable programming instructions, substantially in binary form, which are intended to be directly executable by a computer running a specific operating system after suitable processing and linking but without the intervening steps of compilation or assembly; or (ii) other executable code (e.g., programming instructions written in procedural or interpretive languages such as perl, java script, python, and php); in each case, exclusive of Source Code.

(nn) “Order” shall mean any order, decree, writ, injunction, award, judgment, decision, directive, ruling, assessment, determination, subpoena, verdict, settlement agreement or similar contract, arbitration award or finding, stipulation or decree of, with or by any Governmental Authority.

(oo) “Original Agreement Effective Date” shall mean October 24, 2005.

(pp) “Original Licensed Field” shall mean operation of: (a) any consumer Internet sites where each is predominantly targeted to residents within the Territory; (b) Alibaba B2B Sites exclusively offered in Simplified Chinese predominantly targeted to residents within the Territory; and (c) mobile services for use solely within the Territory. For example and without limitation, the following shall be considered indicia of “predominantly targeting” residents within the Territory: (i) the home page, and a majority of the other user-accessible content (including linked content), of an Internet site are substantially entirely in Simplified Chinese; (ii) substantially all the marketing activities conducted in connection with the Internet site are conducted within the Territory; (iii) under normal circumstances, only a small minority of the accesses to the Internet site originates from outside the Territory; (iv) the absence of an arrangement to translate or otherwise adapt content on the Internet site to any other site outside the Territory; and (v) the absence of affirmative steps to optimize, facilitate or enable access over the Internet from outside of the Territory. Conversely, the absence of the foregoing shall be considered indicia of not “predominantly targeting” residents within the Territory. For the avoidance of doubt, except as expressly set forth above, “Original Licensed Field” does not include any business to business (“B2B”) site, or any portion of any Internet site dedicated to providing B2B services.

(qq) “Purchase Agreement” shall have the meaning set forth in the recitals.

(rr) “Restricted Controlled Affiliate” shall mean any Entity that becomes a Controlled Affiliate of Yahoo! and that derived the majority of its revenue in the twelve (12) full months immediately preceding the date on which it becomes a Controlled Affiliate of Yahoo! from providing products and services for (i) e-commerce and/or (ii) online payment.

(ss) “Royalties” shall have the meaning set forth in Section 6.1(b).

(tt) “Share Repurchase Agreement” shall have the meaning set forth in the recitals.

(uu) “Simplified Chinese” shall mean, in contrast to traditional Chinese characters, the set of Chinese characters that have been officially simplified by the government of the People’s Republic of China, and also commonly known as jianti zi.

(vv) “Source Code” shall mean the form of computer programming instructions that can be and are designed to be read and interpreted by human beings.

(ww) “Survival Period” shall have the meaning set forth in Section 9.10(a)(i).

(xx) “Term” shall have the meaning set forth in Section 9.1.

(yy) “Territory” shall mean the People’s Republic of China, excluding Hong Kong, Macau and Taiwan.

(zz) “Trademark” shall mean any trademark, service mark, logo or design mark, trade dress, trade name, fictitious or other business name, brand name, domain name, uniform resource locator or other name or locator associated with the Internet, together with all goodwill associated with any of the foregoing.

(aaa) “UDB Data” shall mean the information about registered users of Yahoo China (or a successor site thereto) that Yahoo! replicates to the servers in China classified as UDB servers by Yahoo! for storage on disk drives thereon by Yahoo!’s proprietary UDB technology.

(bbb) “VIE Structure” means the investment structure a non-PRC investor uses when investing in a PRC company or business that typically operates in a regulated industry. Under such investment structure, the onshore PRC operating entity and its PRC shareholders enter into a number of contracts with the non-PRC investor and/or its onshore subsidiary (a foreign invested enterprise incorporated in the PRC) pursuant to which the non-PRC investor achieves control of the onshore PRC operating entity and also consolidates the financials of the onshore PRC operating entity with those of the offshore non-PRC investor.

(ccc) “Yahoo!” shall have the meaning set forth in the first paragraph hereof.

(ddd) “Yahoo! Brand Guidelines” shall mean Yahoo!’s then-applicable guidelines worldwide for use of the Yahoo! Trademarks, which guidelines may be amended by Yahoo! from time to time, a copy of the version existing as of the Amendment and Restatement Effective Date of which is attached as Schedule 1.1(b).

(eee) “Yahoo! Indemnified Party(ies)” shall have the meaning set forth in Section 8.3(d).

(fff) “Yahoo! Japan” shall mean Yahoo Japan Corporation.

(ggg) “Yahoo! Patents” shall mean all existing and future patents and patent applications owned or licensable by Yahoo! (in each case, provided that Alibaba pays any additional consideration required by any third party), and filed or issued in the Territory.

(hhh) “Yahoo! Technology IP Rights” shall mean all existing and future Intellectual Property Rights in the Territory owned or licensable by Yahoo! (in each case, provided that Alibaba pays any additional consideration required by any third party), but excluding: (i) the Yahoo! Patents; (ii) the Yahoo! Trademarks; and (iii) any copyrights to content either owned by Yahoo! or provided to Yahoo! from a third party.

(iii) “Yahoo! Technology Products” shall mean all existing and future technology products, including Alibaba Enhancements (if any), owned or licensable by Yahoo! (in each case, provided that Alibaba pays any additional consideration required by any third party) that have application to the Original Licensed Field, and that are used by Yahoo! or its Controlled Affiliates (in the case of such Affiliates, solely to the extent readily available to and licensable by Yahoo!) to provide services to the public generally over the Internet and that have been released for production for use (i.e., are no longer undergoing beta or similar testing); provided, however, that Yahoo! Technology Products shall include products undergoing public customer beta testing solely to the extent agreed upon by Yahoo!, in its sole discretion.

(jjj) “Yahoo! Trademarks” shall mean rights within the Territory under those Yahoo! Trademarks listed on Schedule 1.1(c) and the goodwill represented thereby, as may be amended by Yahoo! from time to time following written notice to Alibaba; provided, however, that Yahoo! may only add to, and not delete from, Schedule 1.1(b).

1.2 Rules of Construction. As used in this Agreement, all terms used in the singular shall be deemed to include the plural, and vice versa, as the context may require. The words “hereof,” “herein” and “hereunder” and other words of similar import refer to this Agreement as a whole, including any exhibits hereto, as the same may from time to time be amended or supplemented. The word “including” when used herein is not intended to be exclusive and means “including, without limitation”. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement. The terms “party” and “parties” shall refer to Yahoo! and Alibaba, individually or collectively. This Agreement has been negotiated by the parties hereto and their respective counsel and shall be fairly interpreted in accordance with its terms and without any rules of construction relating to which party drafted the Agreement being applied in favor of or against either party.

ARTICLE II

GRANT OF RIGHTS; OWNERSHIP OF INTELLECTUAL PROPERTY

2.1 Yahoo! Transitional Trademark License to Alibaba. Subject to Article III (Use of Yahoo! Trademarks) and all other terms and conditions of this Agreement, and except as prohibited under applicable Law, Yahoo! (on behalf of itself and its Controlled Affiliates) hereby grants to Alibaba and China Yahoo!, during the Amendment and Restatement Period, an exclusive, non-sublicensable, non-transferable license, under Yahoo!’s and its Controlled Affiliates’ rights in and to the Yahoo! Trademarks, solely to use, reproduce and display the Yahoo! Trademarks to conduct the following activities solely within the Territory and solely during the Amendment and Restatement Period as Alibaba and China Yahoo! transition away from using the Yahoo! Trademarks (the “Exclusive Field”):

(a) operate Licensed Sites;

(b) distribute marketing collateral for the Licensed Sites; and

(c) market or distribute client-end software (i) provided that (A) such client-end software can only operate in conjunction with the Licensed Sites and (B) Alibaba or China Yahoo! can and will disable any attempted use of such client-end software outside of the Territory or (ii) as approved by Yahoo! in its sole discretion; provided, however, that, if there is any use of the Yahoo! Trademarks outside of the Territory based upon Alibaba’s or China Yahoo!’s provision of such client-end software, Alibaba and China Yahoo! shall have thirty (30) days to cure such use following written notice of such use by Yahoo! (which describes such use in reasonable detail); provided, further, that, if Alibaba and China Yahoo! do not cure such use within such thirty (30) day period, Alibaba’s and China Yahoo!’s right to market or distribute such client-end software shall immediately terminate.

Alibaba, China Yahoo! and Yahoo! acknowledge and agree that the sole purpose of the foregoing license is to allow Alibaba and China Yahoo! a reasonable period of time to phase out of use of the Yahoo! Trademarks. Alibaba agrees, and agrees to cause China Yahoo!, to use its commercially reasonable efforts to complete the phase out of use of the Yahoo! Trademarks as soon as reasonably practical and feasible; provided, however, that neither Alibaba nor China Yahoo! shall be obligated under this Agreement to commence the phase-out of use of the Yahoo! Trademarks until the second anniversary of the Amendment and Restatement Effective Date.

2.2 Alibaba Technology IP Rights License to Yahoo!. Subject to all of the terms and conditions of this Agreement, and except as prohibited under applicable Law, Alibaba (on behalf of itself and its Controlled Affiliates) hereby grants to Yahoo! and its Affiliates a non-exclusive, irrevocable, worldwide, sublicensable (subject to the restrictions and obligations set forth in Section 2.4(a)), transferable license, under the Alibaba Technology IP Rights, to use, reproduce, display, perform, and distribute, and create Enhancements of: (i) any Alibaba Technology Products provided by Alibaba to Yahoo! on or prior to the Amendment and Restatement Effective Date; (ii) any Alibaba Independent Developments existing as of the Amendment and Restatement Effective Date and provided by Alibaba to Yahoo! on or prior to the Amendment and Restatement Effective Date; and (iii) any technology used in the China Business as of the Original Agreement Effective Date and any Enhancements thereto existing as of the Amendment and Restatement Effective Date and, in each case in this clause (iii), provided by Alibaba to Yahoo! on or prior to the Amendment and Restatement Effective Date. Notwithstanding anything to the contrary, the rights granted to Yahoo! in this Section 2.2 shall survive any termination of this Agreement.

2.3 Alibaba Patent License to Yahoo!. Subject to all of the terms and conditions of this Agreement, and except as prohibited under applicable Law, Alibaba (on behalf of itself and its Controlled Affiliates) hereby grants to Yahoo! and its Controlled Affiliates (other than any Restricted Controlled Affiliate that becomes a Controlled Affiliate of Yahoo! after the Amendment and Restatement Effective Date and subject to Section 9.3(b)) a non-exclusive, worldwide, non-sublicensable, non-transferable (except in connection with the assignment or transfer of this Agreement in accordance with Section 10.4) license, under the Alibaba Patents, to make, have made, use, offer to sell, sell (including through customary channels of distribution) and import products and services of Yahoo! and its Controlled Affiliates (other than any Restricted Controlled Affiliate that becomes a Controlled Affiliate of Yahoo! after the Amendment and Restatement Effective Date) covered by the Alibaba Patents. Subject to the provisions of Section 9.3 below, the rights granted to Yahoo! in this Section 2.3 shall survive until the fifteenth (15th) anniversary of the Amendment and Restatement Effective Date. For the avoidance of doubt, the license granted in this Section 2.3 shall in no event cover any product or service of any Restricted Controlled Affiliate, whether or not such Restricted Controlled Affiliate is maintained as a separate entity or merged into or otherwise consolidated with Yahoo! or its Affiliates.

2.4 Sublicenses.

(a) Sublicenses by Yahoo!. Where Yahoo! is permitted to sublicense the rights and licenses granted to it under Section 2.2, such right is conditioned on Yahoo! entering into a written sublicense agreement with any sublicensee which is in accordance and consistent, in all respects, with the rights and obligations herein, including obligating the sublicensee to confidentiality and non-use provisions at least as restrictive as those set forth in Article V with respect to any Confidential Information obtained by the sublicensee. Yahoo! shall be solely liable for the acts or omissions of its sublicensees relating to this Agreement, and may not make any representations or warranties on behalf of Alibaba to any sublicensee in connection with this Agreement, and shall indemnify and hold Alibaba harmless from and against any Claims arising from and in connection with such unauthorized representations or warranties made in connection with this Agreement.

(b) No Sublicenses by Alibaba. In no event may Alibaba or China Yahoo! grant any sublicense under this Agreement to any third party. The license to China Yahoo! under the Yahoo! Trademarks set forth in Section 2.1 will continue only while China Yahoo! remains controlled, directly or indirectly, by Alibaba and remains subject to revenue consolidation.

2.5 Certain Alibaba Obligations Regarding China Yahoo!. Alibaba (a) shall be solely liable for the acts or omissions of China Yahoo! relating to this Agreement, (b) may not make any representations or warranties on behalf of Yahoo! to China Yahoo! in connection with this Agreement and (c) shall indemnify and hold Yahoo! harmless from and against any Claims arising from and in connection with any unauthorized representations or warranties made in connection with this Agreement.

2.6 Ownership of Intellectual Property. The parties acknowledge and agree that the provisions of this Section 2.6 are intended to set forth and restate ownership and related rights pertaining to products, services, technology, intellectual property, and Intellectual Property Rights that were licensed and/or developed under the Original Agreement and that, as set forth in Section 2.1, Section 2.2 and Section 2.3, continue to be licensed under this Agreement.

(a) Yahoo! Intellectual Property. Yahoo! (or its Affiliates and licensors, as the case may be) is and shall remain the sole owner of the Yahoo! Technology IP Rights, Yahoo! Trademarks (other than the domain name www.yahoosme.com) and Yahoo! Patents, and Alibaba will not take any action or knowingly permit any action to be taken inconsistent with the foregoing. It is understood that Alibaba shall not acquire, and shall not claim, any right, title, or interest to the Yahoo! Technology IP Rights, Yahoo! Trademarks and Yahoo! Patents adverse to Yahoo! or its licensors by virtue of a license granted to Alibaba, or through Alibaba’s use thereof. All use of the Yahoo! Trademarks (including any goodwill or improved reputation with respect thereto) shall at all times inure to the sole benefit of Yahoo! (or its Affiliates or licensors, as the case may be). Upon the termination of the license granted under Section 2.1, Alibaba shall assign to Yahoo! ownership of (i) Chinese Trademark Registration No. 1716036 for YAHOO! (Stylized) and YAHOO! in Chinese characters and (ii) the domain name www.yahoosme.com.

(b) Alibaba Enhancements. All Enhancements to the Yahoo! Technology Products created by or at the direction of Alibaba (other than by Yahoo! or its Affiliates) (“Alibaba Enhancements”), in all forms of media, whether now existing or hereafter created, shall be considered “works made for hire,” as such term is defined under any applicable copyright Law, by Alibaba for Yahoo!. To the extent any Alibaba Enhancement is not considered a “work made for hire” under copyright Law, and for purposes of non-copyright Laws, Alibaba agrees to transfer and automatically assign and hereby does transfer and assign to Yahoo! the entire right, title and interest for the entire world in and to such Alibaba Enhancements to Yahoo!, effective as of the date of creation. Alibaba will assist Yahoo! in every reasonable way, at Yahoo!’s expense, to obtain, secure, perfect, maintain, defend and enforce for Yahoo!’s benefit all Intellectual Property Rights with respect to the Alibaba Enhancements. Intellectual Property Rights (other than patent and trademark rights) in Alibaba Enhancements that are not patentable inventions shall be deemed Yahoo! Technology IP Rights for all purposes hereunder. Any patents filed covering Alibaba Enhancements that are patentable inventions shall be deemed Yahoo! Patents for all purposes hereunder. Yahoo! hereby waives any non-compliance by Alibaba with any obligation under the Original Agreement to provide Yahoo! with copies of all Source Code, Object Code, available documentation and all other tangible embodiments of Alibaba Enhancements during the period commencing on the Original Agreement Effective Date and ending on the Amendment and Restatement Effective Date.

(c) Alibaba Intellectual Property. Alibaba (or its Affiliates and licensors, as the case may be) is and shall remain the sole owner of the Alibaba Technology IP Rights, Alibaba Trademarks and Alibaba Patents, and Yahoo! will not take any action or knowingly permit any action to be taken inconsistent with the foregoing. It is understood that Yahoo! shall not acquire, and shall not claim, any right, title, or interest to the Alibaba Technology IP Rights, Alibaba Trademarks and Alibaba Patents adverse to Alibaba or its licensors by virtue of a license granted to Yahoo!, or through Yahoo!’s use thereof. All use of the Alibaba Trademarks (including any goodwill or improved reputation with respect thereto) shall at all times inure to the sole benefit of Alibaba (or its Affiliates or licensors, as the case may be).

(d) Alibaba Independent Developments. Alibaba shall own all Intellectual Property Rights in subject matter developed by or at the direction of Alibaba (other than by Yahoo! or its Affiliates) that relates to a Yahoo! Technology Product, but is not an Alibaba Enhancement (collectively, “Alibaba Independent Developments”). Yahoo! acknowledges that access to Yahoo! Technology Products during the creation of Alibaba Independent Developments will not, in itself, render such development an Alibaba Enhancement. Yahoo! hereby waives any non-compliance by Alibaba with any obligation under the Original Agreement to provide Yahoo! with copies of all Source Code, Object Code, available documentation and all other tangible embodiments of Alibaba Independent Developments during the period commencing on the Original Agreement Effective Date and ending on the Amendment and Restatement Effective Date.

(e) Yahoo! Joint Enhancements. In the event the parties jointly develop Enhancements to the Yahoo! Technology Products, such joint work and any resulting Intellectual Property Rights shall be exclusively owned by Yahoo!. Alibaba hereby assigns its entire right, title and interest in and to such Intellectual Property Rights to Yahoo!, and agrees during and after the Term to assist Yahoo! in every reasonable way, at Yahoo!’s expense, to obtain, secure, perfect, maintain, defend and enforce for Yahoo!’s benefit all Intellectual Property Rights with respect to the developments. Intellectual Property Rights (other than patent and trademark rights) in such joint works that are not patentable inventions shall be deemed Yahoo! Technology IP Rights for all purposes hereunder. Any patents filed covering such joint works shall be deemed Yahoo! Patents for all purposes hereunder. Yahoo! hereby waives any non-compliance by Alibaba with any obligation under the Original Agreement to provide Yahoo! with copies of all Source Code, Object Code, available documentation and all other tangible embodiments of such joint work during the period commencing on the Original Agreement Effective Date and ending on the Amendment and Restatement Effective Date.

(f) Alibaba Joint Enhancements. In the event the parties jointly develop Enhancements to Alibaba Technology Products, such joint work and any resulting Intellectual Property Rights shall be exclusively owned by Alibaba. Yahoo! hereby assigns its entire right, title and interest in and to such Intellectual Property Rights to Alibaba, and agrees during and after the Term to assist Alibaba in every reasonable way, at Alibaba’s expense, to obtain, secure, perfect, maintain, defend and enforce for Alibaba’s benefit all Intellectual Property Rights with respect to the developments. Intellectual Property Rights (other than patent and trademark rights) in such developments shall be deemed Alibaba Technology IP Rights for all purposes hereunder. Any patents filed covering such joint works shall be deemed Alibaba Patents for all purposes hereunder. Each party hereby waives any non-compliance by the other party with any obligation under the Original Agreement to provide such party with copies of all Source Code, Object Code, available documentation and all other tangible embodiments of such joint work during the period commencing on the Original Agreement Effective Date and ending on the Amendment and Restatement Effective Date.

(g) Other Joint Enhancements. Ownership of all other Intellectual Property Rights in jointly developed works or inventions not described above shall be agreed upon by the parties at the time such development or invention is created. In the event the parties cannot reach agreement, the Intellectual Property Rights in jointly developed works and inventions shall be deemed jointly owned by the parties and either party may use, transfer, or license such jointly owned work without the consent of the other party and without any duty to account to the other party for any revenue earned from such jointly developed works and inventions. To the extent ownership of the foregoing initially vests in only one party, that party hereby assigns to the other party an undivided joint interest in the foregoing, and agrees during and after the Term to perform any act required to perfect the other party’s rights thereto in accordance with the provisions of this Section. Each party hereby waives any non-compliance by the other party with any obligation under the Original Agreement to provide such party with copies of all Source Code, Object Code, available documentation and all other tangible embodiments of such jointly developed works and inventions during the period commencing on the Original Agreement Effective Date and ending on the Amendment and Restatement Effective Date. Neither party can bring any lawsuits against a third party for infringement, misappropriation or other violation of the Intellectual Property Rights in such jointly developed works and inventions without the written consent of the other party (not to be unreasonably withheld or delayed). Neither party shall enforce the Intellectual Property Rights in such jointly developed works and inventions against a third party without consent of the other party. Either party may defend (and the other party shall at its own expense reasonably cooperate in the defense of) any third party suit that challenges such party’s rights in, or the validity and enforceability of, such jointly developed works and inventions.

(h) UDB Data. The UDB Data and the Intellectual Property Rights therein shall be jointly owned by the Parties; provided, however, that Yahoo! will not use such UDB Data for marketing directed at Alibaba users (other than when an Alibaba user visits Yahoo! sites, or other Yahoo! properties, or the marketing campaign is global, provided that Yahoo! shall endeavor in good faith to give Alibaba notice of such campaign within a reasonable period of time prior to the execution of such campaign; and provided further that the failure to give such prior notice shall not be a breach of this Agreement). To the extent ownership of the foregoing initially vests in only one party, that party hereby assigns to the other party an undivided joint interest in the foregoing, and agrees during and after this Agreement to perform any act required to perfect the other party’s rights thereto in accordance with the provisions of this Section. Subject to applicable Law and Yahoo!’s applicable privacy policy, either party may use, transfer or license such UDB Data or Intellectual Property Rights without the consent of the other Party and without any duty to account to the other Party for any revenue earned from such UDB Data or such Intellectual Property Rights. Upon registration, Alibaba’s users whose data will be stored in the UDB will be required to agree that the Yahoo! privacy policy will apply to their data. Either party may enforce the Intellectual Property Rights in such data against an unlicensed third party without consent of the other party. The non-enforcing party: (a) shall join in any such action, at the enforcing party’s expense, to the extent such action could not proceed absent such joinder; and (b) shall not license to the third party after being notified by the other party of an ongoing Intellectual Property Rights enforcement action against the third party. Alibaba will, as requested, provide Yahoo! with a copy of such data. Yahoo! will, as requested, provide Alibaba with a copy of such data. Alibaba shall have the right to elect not to include user data to the extent pertaining to its Taobao e-commerce site, Alipay payments system or Alibaba B2B Sites into the UDB; provided, however, that if Alibaba elects to include any data for such users into the UDB, Alibaba shall thereafter be bound by the requirements of this provision with respect to all such included data.

(i) Log Data. The Log Data, and the Intellectual Property Rights therein, arising from Alibaba’s use of Yahoo! Technology Products, shall be jointly owned by the parties. To the extent ownership of the foregoing initially vests in only one party, that party hereby assigns to the other party an undivided joint interest in the foregoing, and agrees during and after this Agreement to perform any act required to perfect the other party’s rights thereto in accordance with the provisions of this Section. Subject to Yahoo!’s privacy policy and applicable Yahoo! security policies, either party may use, transfer or license such Log Data or Intellectual Property Rights regarding users in the Territory without the consent of the other party and without any duty to account to the other party, provided that Alibaba shall not use (or permit the use of) such Log Data outside the Territory. Notwithstanding anything to the contrary in this Agreement, no party shall be prohibited from providing such Intellectual Property Rights or Log Data to any third party (on a confidential basis) for aggregation or analysis, or otherwise on an aggregated basis to advertisers, potential advertisers and other third parties in connection with the sale of advertising, or to third parties in connection with market research and similar publishing; provided that neither party will use such information in a misleading fashion so as to materially understate or overstate to any third party the magnitude of usage of Alibaba’s sites. Alibaba will, as requested, provide Yahoo! with a copy of such Log Data. Yahoo! will, to the extent reasonably requested by Alibaba, provide Alibaba with a copy of such Log Data, solely to the extent that such Log Data is already maintained as a separate file from other data in Yahoo!’s possession (unless Alibaba agrees to pay all of Yahoo!’s costs that may be incurred in order to separate such Log Data from other data in Yahoo!’s possession, provided that such separation is commercially feasible) and does not require the extraction of any Yahoo! Confidential Information.

2.7 Protection, Maintenance and Enforcement of Yahoo! Trademarks.

(a) Prosecution and Maintenance of Yahoo! Trademarks. Yahoo! shall have sole control and discretion over the prosecution and maintenance worldwide of the Yahoo! Trademarks (and any translations of any of the Yahoo! Trademarks, any Trademarks that are confusingly similar to any of the Yahoo! Trademarks or any such translations, and any Trademarks that include any of the Yahoo! Trademarks or any such translations or confusingly similar Trademarks), other than, subject to Section 2.6(a), the domain name www.yahoosme.com, and such prosecution and maintenance shall be at Yahoo!’s sole expense. Notwithstanding anything in Section 2.1, Yahoo! or any of its Affiliates may register any top-level domain containing any of the Yahoo! Trademarks or any translations of any of the Yahoo! Trademarks, any Trademarks that are confusingly similar to any of the Yahoo! Trademarks or any such translations, and any Trademarks that include any of the Yahoo! Trademarks or any such translations or confusingly similar Trademarks, including, for the avoidance of doubt, any top-level domain containing the word “Yahoo.”

(b) Right to Bring Actions. Yahoo! shall have the primary right to bring, and control, at its expense, any lawsuits against any infringement, misappropriation or other violation of the Yahoo! Trademarks in the Territory. In the event that Yahoo! does not bring an action for infringement, misappropriation or other violation of the Yahoo! Trademarks in the Exclusive Field, and such infringement, misappropriation or other violation is having a material adverse effect on Alibaba or China Yahoo!, Alibaba or China Yahoo! may, upon written notice to Yahoo! and Yahoo!’s written consent (not to be unreasonably withheld, conditioned or delayed), bring its own action at its own expense, but only to the extent and while Alibaba or China Yahoo! has standing to sue without joining Yahoo! to the lawsuit. Yahoo! reserves the right to intervene in such actions at its own expense at any time, and must approve in writing any settlement involving Yahoo! Trademarks.

(c) Right to Defend Actions. Yahoo! shall have the option to defend any third party suit that challenges Yahoo!’s rights to the Yahoo! Trademarks in the Territory. Yahoo! shall not settle any such suit in a manner that would materially adversely affect the exclusive rights of Alibaba under Section 2.1 of this Agreement in any Yahoo! Trademarks without Alibaba’s written consent, not to be unreasonably withheld, conditioned or delayed. Alibaba shall have the right to participate in any such suits defended by Yahoo!, at Alibaba’s own cost. If Yahoo! elects not to defend any such suit, Alibaba or China Yahoo! shall have the right (subject to Yahoo!’s consent), but not the obligation, to defend or otherwise resolve such suit, at its expense. Yahoo! shall at all times reserve the right to intervene at its own expense, in any such suit defended by Alibaba or China Yahoo! and must approve in writing any settlement involving Yahoo! Trademarks.

(d) Cooperation. Yahoo!, Alibaba and China Yahoo! shall cooperate and use commercially reasonable efforts to police the Yahoo! Trademarks in the Territory, and shall cooperate (as necessary) in connection with any litigation or other adversarial action involving any of the Yahoo! Trademarks.

2.8 No Other Rights. Except as expressly set forth in this Agreement, neither party shall have any rights in the technology or Intellectual Property Rights of the other. No rights are granted, or may be implied, or may arise under any theory of estoppel, other than those expressly set forth in this Agreement. Notwithstanding anything in this Agreement to the contrary, Alibaba has no license under any Intellectual Property Rights of Yahoo! outside of the Territory.

2.9 Injunctions. The parties agree that in the event of a breach or threatened breach of the foregoing provisions of this Article II, damages suffered by the other party shall not be fully compensated in money damages alone, and accordingly, the other party shall, in addition to all other available legal or equitable remedies, be entitled to an injunction against such breach or threatened breach without any requirement for posting any bond or undertaking in connection therewith to prevent any further breach or threatened breach of this Article II. This remedy is separate and apart from, and without prejudice to, any other remedies the other party may have.

ARTICLE III

USE OF YAHOO! TRADEMARKS

3.1 Usage Guidelines. Alibaba’s and China Yahoo!’s use of the Yahoo! Trademarks shall adhere to the Yahoo! Brand Guidelines, as such Yahoo! Brand Guidelines may be revised during the Term by Yahoo!, provided that Alibaba is given written notice and a copy of such revised Yahoo! Brand Guidelines and a reasonable time to adhere to such revised Yahoo! Brand Guidelines. Alibaba’s and China Yahoo!’s use of the Yahoo! Trademarks shall also be at least of comparable quality to related goods and services provided by industry-leading Internet companies in the Territory.

3.2 Reviews. Upon Yahoo!’s periodic request, no more than twice in any calendar quarter or four times each calendar year, Alibaba will provide Yahoo! with samples of advertising and promotional materials developed by or for Alibaba or China Yahoo! and using the Yahoo! Trademarks in order for Yahoo! to assess compliance with Section 3.1. If, after Yahoo! reviews any such sample or any other use by Alibaba or China Yahoo! of any of the Yahoo! Trademarks, Yahoo! determines in its reasonable and good faith judgment that such sample, screenshot or other use does not comply with Section 3.1, Yahoo! shall provide written notice to Alibaba describing such non-conformance. Alibaba and China Yahoo! shall cure, within forty-five (45) days, any breach of Section 3.1.

3.3 Quality of Content. Alibaba agrees, and shall cause China Yahoo! to agree, to strictly adhere to the Yahoo! Brand Guidelines. Neither Alibaba nor China Yahoo! shall (a) associate (or knowingly permit the association of) the Yahoo! Trademarks with any material, content or hyperlinks to material or content that is obscene, unlawful, defamatory or derogatory of any racial, religious or ethnic group, or any material, software, images, audio, video or content that is pirated or that infringes, misappropriates or otherwise violates the rights of others or (b) use any Yahoo! Trademarks in any manner which is unethical, immoral, offensive, or which could otherwise reasonably be expected to impair, tarnish, dilute or otherwise damage the value and goodwill associated with any Yahoo! Trademarks. For purposes of the foregoing, “association” includes links to or from Internet sites. For purposes of determining compliance with this Section 3.3 with respect to obscenity, Alibaba’s compliance with local Laws shall be deemed compliance with this Section 3.3.

3.4 No Adverse Claim. Alibaba agrees, and shall cause China Yahoo! to agree, that it will not at any time during or after this Agreement assert any claim or interest in or do anything which may adversely affect the validity or enforceability of any Yahoo! Trademarks. Unless otherwise agreed to between the parties, Alibaba will not, and shall cause China Yahoo! to not, adopt, use, register, seek to register or cause to be registered any of the Yahoo! Trademarks, or any Trademark confusingly similar thereto anywhere in the world, without Yahoo!’s prior written consent. With respect to any current or future Trademark registrations or applications for any Yahoo! Trademarks, or any Trademarks confusingly similar thereto owned or filed by Alibaba or China Yahoo! without Yahoo!’s prior written consent, Alibaba shall promptly transfer, or cause China Yahoo! to transfer, ownership thereof along with the goodwill associated therewith to Yahoo!, at Alibaba’s sole cost. Failure of Alibaba to initiate transfer of ownership within thirty (30) days of a written request by Yahoo! and to thereafter diligently prosecute the transfer shall be considered a material breach of this Agreement.

3.5 Restrictions. Notwithstanding Section 2.1, Alibaba shall not (and shall cause China Yahoo! not to), and shall not cause, permit or assist any other Entity to (and shall cause China Yahoo! not to cause, permit or assist any other Entity to), at any time during the Term of this Agreement or thereafter:

(a) use, reproduce or display any of the Yahoo! Trademarks contiguous to, connected to or otherwise arranged in combination with any other Trademark, term or brand element such that any of the Yahoo! Trademarks is not visually distinct from, or is grouped with, any such other Trademark, term or brand element;

(b) use, reproduce, display or otherwise exploit any of the Yahoo! Trademarks outside of the Territory;

(c) use any of the Yahoo! Trademarks in connection with any new business, product or service in the Territory that is different than the business, products and services of Alibaba as of the Amendment and Restatement Effective Date, except for any new business, product or service in the Territory in connection with operating the portal and web search results business of Alibaba and China Yahoo! during the initial two (2) years of the Amendment and Restatement Period; or

(d) otherwise do any act or thing that disparages, challenges, impairs, dilutes or tarnishes the Yahoo! Trademarks or the reputation or goodwill associated with any of the Yahoo! Trademarks.

3.6 Yahoo! Research Center. Notwithstanding anything to the contrary in this Agreement, Yahoo! shall be entitled to establish a research center (whether in one or more locations) in the Territory using the Yahoo! Trademarks; provided, however, that: (1) Yahoo! shall provide Alibaba with sixty (60) days advance written notice prior to commencing operation of such research center; (2) such research center shall not engage in generating any revenue through the sale of products; and (3) aside from the foregoing, such research center shall not limit in any way the scope of the licenses granted to the parties under this Agreement or any noncompetition agreement between the parties. Notwithstanding anything to the contrary, Yahoo! shall not be precluded from installing or using any Yahoo! technology in connection with the research center for the purpose of performing research as permitted in this Section 3.6.

ARTICLE IV

[RESERVED]

ARTICLE V

CONFIDENTIAL INFORMATION

5.1 Protection of Confidential Information. The parties recognize that, in connection with the performance of this Agreement, each of them may disclose to the other its Confidential Information. The party receiving any Confidential Information agrees to maintain the confidential status of such Confidential Information and not to use any such Confidential Information for any purpose other than the purpose for which it was originally disclosed to the receiving party, and not to disclose any of such Confidential Information to any third party. The receiving party shall use the same care as it uses to maintain the confidentiality of its Confidential Information but in no event less than commercially reasonable measures.

5.2 Permitted Disclosure. The parties acknowledge and agree that each may disclose Confidential Information: (a) as required by applicable Law; (b) to their respective directors, officers, employees, attorneys, accountants and other advisors, who are under an obligation of confidentiality, on a “need-to-know” basis; (c) to investors or joint venture partners, who are under an obligation of confidentiality, on a “need-to-know” basis; or (d) in connection with disputes or litigation between the parties involving such Confidential Information and each party shall endeavor to limit disclosure to that purpose and to ensure maximum application of all appropriate judicial safeguards (such as placing documents under seal). In the event a party is required to disclose Confidential Information as required by Law, such party will, to the extent practicable, in advance of such disclosure, provide the other party with prompt notice of such requirement, a reasonable opportunity to object to such disclosure and to disclose only such information as is legally required. Such party also agrees, to the extent legally permissible, to provide the other party, in advance of any such disclosure, with copies of any information or documents such party intends to disclose (and, if applicable, the text of the disclosure language itself) and to cooperate with the other party to the extent the other party may seek to limit such disclosure.

5.3 Applicability. The foregoing obligations of confidentiality shall apply to directors, officers, employees and representatives of the parties and any other person to whom the parties have delivered copies of, or permitted access to, such Confidential Information, and each party shall advise each of the above of the obligations set forth in this Article V.

5.4 Third Party Confidential Information. Any Confidential Information of a third party disclosed to either party shall be treated by Alibaba or Yahoo!, as the case may be, in accordance with the terms under which such third party Confidential Information was disclosed; provided, however, that the party disclosing such third party Confidential Information shall first notify the other party that such information constitutes third party Confidential Information and the terms applicable to such third party Confidential Information and provided further that either party may decline, in its sole discretion, to accept all or any portion of such third party Confidential Information.

5.5 Confidentiality of Agreement. Except as required by Law or generally accepted accounting principles, and except to assert its rights hereunder or for disclosures to its own officers, directors, employees and professional advisers who are under an obligation of confidentiality on a “need-to-know” basis or in confidence to investors, investment bankers, financial institutions or other lenders or acquirers who are under an obligation of confidentiality, each party hereto agrees that neither it nor its directors, officers, employees, consultants or agents shall disclose the terms of this Agreement or specific matters relating hereto without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed.

5.6 Injunctions. The parties agree that in the event of a breach or threatened breach of the foregoing provisions of this Article V, damages suffered by the disclosing party shall not be fully compensated in money damages alone, and accordingly, the disclosing party shall, in addition to all other available legal or equitable remedies, be entitled to an injunction against such breach or threatened breach without any requirement for posting any bond or undertaking in connection therewith to prevent any further breach or threatened breach of confidentiality obligations hereunder. This remedy is separate and apart from, and without prejudice to, any other remedies the disclosing party may have.

ARTICLE VI

ROYALTY AND OTHER PAYMENTS

6.1 Royalties. In consideration of the rights granted under the Original Agreement and this Agreement and the licenses to be granted by Yahoo! to Alibaba pursuant to that certain Transition Services Agreement dated as of May 20, 2012, by and between Yahoo! and Alibaba, Alibaba shall pay to Yahoo! (a) a lump sum payment of royalties in the amount of US$550,000,000, which shall be paid by Alibaba to Yahoo! on the Amendment and Restatement Effective Date in accordance with the Cash Payment Procedures, and (b) a royalty, beginning on January 1, 2006 and terminating on the earlier of (i) the fourth anniversary of the Amendment and Restatement Effective Date and (ii) the consummation of a Qualified IPO (as defined in the Share Repurchase Agreement), equal to: (A) two (2) % of Alibaba Revenues for the first seven (7) years from January 1, 2006; (B) one and one half (1.5) % of Alibaba Revenues for the eighth (8th) through fourteenth (14th) years from the January 1, 2006; and (C) one (1) % of Alibaba Revenues thereafter (the “Royalties”).

6.2 Payments.

(a) Payment Terms. All payments under the Original Agreement or this Agreement shall be made by wire transfer to an account designated by Yahoo!: All payments of Royalties under the Original Agreement or this Agreement shall be made within forty-five (45) days of the end of the calendar quarter in which such amounts are collected by Alibaba, and any adjustment required based on the results of a year end audit will be reflected in the first quarter payment for the following year; provided, however, that if the last day upon which payment can be timely made is not a Business Day, then payment made on the next Business Day will still be considered timely made.

(b) Reports. All Alibaba Royalty payments and Yahoo! invoices shall be accompanied by a written report signed by an authorized Alibaba or Yahoo! officer, as applicable, setting forth a description of transactions giving rise to payments in detail sufficient to support calculations of the amounts paid or invoiced, as applicable, as well as such other similar information as Yahoo! or Alibaba may reasonably request.

6.3 U.S. Currency.

(a) In this Agreement, all references to currency shall be references to the currency of the United States of America; provided, however, that Royalty payments shall be calculated in renminbi (or the then official currency of the Territory) and shall be converted to U.S. dollars on the date payment is due, or if payment is made late then the conversion shall occur at either the rate on the date payment was due or the rate when payment is made, whichever is more favorable to Yahoo!. The rates of exchange for payments shall be the midpoint between the buying and selling rate for U.S. dollars, as determined by the daily 10 am spot rates quoted by the U. S. Federal Reserve Bank in New York, New York on the applicable date (currently available at www.ny.frb.org/markets/fxrates/noon.cfm). Where, by reason of Law, it is impossible to make payment in U.S. dollars, notice thereof in writing will be given to Yahoo! and said payments shall be deposited in whatever currency is allowable, for the benefit or credit of Yahoo!, by wire transfer into an accredited bank in a country as shall be acceptable to Yahoo!.

6.4 Government Requirements. If, in the Territory, Royalties of the type or amount required herein are prohibited by Law, the parties shall negotiate an alternative method to compensate Yahoo! for the amount it should have received as a Royalty.

6.5 Interest. Any late payment of fees made by Alibaba under the Original Agreement or this Agreement shall bear interest at the rate set forth below or the highest rate permitted by Law, whichever is less, from the due date on any payment due hereunder not received by Yahoo! on the due date: (a) Three-quarters of one percent (0.75%) per month for any underpayment to the extent arising from a payment that was deemed in writing by a “big 4” auditor to be properly made at the time of payment; and (b) one and one half percent (1.5%) for any underpayment other than those subject to (a).

6.6 Taxes.

(a) Sales taxes, etc. Alibaba shall bear (without deduction from any payments to Yahoo!) any sales, use, transfer, excise or other similar tax or customs fee, whether foreign, U.S. federal, state or otherwise, however designated, which are levied or imposed by reason of the transactions contemplated by the Original Agreement or this Agreement. In lieu of paying any such taxes, Alibaba may provide Yahoo! with a valid tax exemption certificate acceptable to the applicable taxing authorities.

(b) Withholding Taxes. If Alibaba is required to withhold any taxes from payments made to Yahoo! under the Original Agreement or this Agreement (excluding any (i) taxes described in Section 6.6(a), (ii) taxes measured by or imposed upon the overall net income of Yahoo! or (iii) taxes that are imposed by reason of any connection between the jurisdiction imposing such tax and Yahoo! other than a connection arising from Yahoo! having executed, delivered or performed its obligations under, or received payment under or enforced, this Agreement) (all taxes other than those described in clauses (i), (ii) and (iii), “Non-Excluded Taxes”)), Alibaba shall increase the amounts so payable to Yahoo! to the extent necessary to yield to Yahoo! (after payment of all Non-Excluded Taxes) the amounts specified in the Original Agreement or this Agreement; provided, however, that Alibaba shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to Yahoo! under the circumstances and to the extent set forth in Section 6.6(c). Whenever any Non-Excluded Taxes are payable by Alibaba, as promptly as possible thereafter Alibaba shall send to Yahoo! a certified copy of an original official receipt received by Alibaba showing payment thereof or other evidence of payment reasonably satisfactory to Yahoo!.

(c) Certifications, etc. Notwithstanding the provisions of Section 6.6(b), Alibaba shall be entitled to deduct and withhold any Non-Excluded Taxes and shall not be required to increase any amounts payable to Yahoo! in respect of Non-Excluded Taxes that would not have been incurred but for the failure of Yahoo! to comply with any certification, identification, information, documentation or other reporting requirement, if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or reduction in the rate of, Non-Excluded Taxes.

(d) Refunds, etc. If Yahoo! receives a refund or a tax credit in respect of taxes for which Alibaba has made increased payments pursuant to Section 6.6(b), Yahoo! shall promptly pay, as the case may be, the amount of such refund (together with any interest with respect thereto received from the relevant taxing authority) or an amount equal to the tax benefit actually received by Yahoo! (if at all) and associated with such tax credit to Alibaba; provided, however, that Alibaba agrees promptly to return the amount of such refund or such tax benefit (together with any interest with respect thereto due to the relevant taxing authority) to Yahoo!, upon receipt of a notice that such amounts are required to be repaid to the relevant taxing authority.

6.7 Auditing Rights. Alibaba shall, and shall cause its Affiliates to, keep complete and accurate records, in compliance with GAAP, which are sufficient to determine the Royalty payments due to Yahoo! under the Original Agreement or this Agreement. Alibaba shall, and shall cause its Affiliates to, maintain such records for the Term and three (3) years thereafter. If Alibaba fails to have its books and records audited by one of the “big 4” independent certified public accounting firms for any calendar year, then, in order to ensure compliance with the terms of this Agreement, Yahoo! shall thereafter have the right, at its own expense, to direct an independent certified public accounting firm chosen by Yahoo! to inspect and audit all of the books and records of Alibaba which are relevant to the Royalties payable to Yahoo!; provided, however, that: (a) Yahoo! provides fifteen (15) Business Days notice prior to such audit; (b) any such inspection and audit shall be conducted during regular business hours in such a manner as not to interfere with normal business activities; and (c) in no event shall audits be made hereunder more frequently than twice (2) per calendar year (unless accounting errors amounting to five percent (5%) or more of the applicable total are ever found to Yahoo!’s disadvantage). If any audit should disclose an underpayment by Alibaba, Alibaba shall promptly pay such amount, together with interest thereon at the rate set forth in Section 6.5. The reasonable fees and expenses relating to any audit conducted for Yahoo! which reveals an underpayment in excess of five percent (5%) of the amount owing for the reporting period in question shall be borne entirely by Alibaba.

6.8 No Waiver. The receipt or acceptance by a party of any of the statements furnished pursuant to this Article VI, or of any Royalties or other fees paid or charged under the Original Agreement or this Agreement shall not preclude such party from questioning the correctness thereof at any time; in the event that any inconsistencies or mistakes are discovered in such statements or payments, they shall promptly be rectified and the appropriate payment or reimbursement made.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

7.1 Mutual Representations and Warranties. Each party represents and warrants to the other party that:

(a) such party has been duly incorporated and is validly existing under the Laws such party is incorporated;

(b) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder;

(c) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound;

(d) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and

(e) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

7.2 Alibaba Representations and Warranties. In addition to the representations and warranties of Section 7.1 hereto, Alibaba further represents and warrants that Alibaba has the right to grant the licenses granted to Yahoo! in this Agreement, provided, however, that Alibaba makes no representations or warranties as to any third party intellectual property rights.

7.3 Yahoo! Representations and Warranties. In addition to the representations and warranties of Section 7.1 hereto, Yahoo! further represents and warrants that Yahoo! has the right to grant the licenses granted to Alibaba in this Agreement, provided however that Yahoo! makes no representations or warranties as to any third party intellectual property rights.

ARTICLE VIII

LIMITATION OF LIABILITY; DISCLAIMER; INDEMNIFICATION

8.1 Liability. EXCEPT AS PROVIDED IN SECTION 8.3 (INDEMNIFICATION RELATED TO TECHNOLOGY PRODUCTS), SECTION 8.4 (INDEMNIFICATION RELATED TO CERTAIN WARRANTIES AND YAHOO! TRADEMARKS) OR ARTICLE V (CONFIDENTIAL INFORMATION), UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, PUNITIVE, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES), ARISING FROM ANY PROVISION OF THIS AGREEMENT, INCLUDING LOSS OF REVENUE OR ANTICIPATED PROFITS OR LOST BUSINESS, LOSS OF USE OF THE ANY TECHNOLOGY PRODUCTS OR INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER, DOWNTIME COSTS, OR DAMAGES AND EXPENSES ARISING OUT OF CLAIMS (PROVIDED, HOWEVER, THAT THE FOLLOWING WILL BE CONSIDERED DIRECT DAMAGES: ANY LOSSES, DAMAGES, FEES, COSTS AND EXPENSES SUFFERED OR INCURRED BY YAHOO! OR ANY OF ITS AFFILIATES RELATING TO, ARISING OUT OF OR RESULTING FROM THE DEGRADATION OF, OR THE LOSS OF GOODWILL WITH RESPECT TO, ANY OF THE YAHOO! TRADEMARKS TO THE EXTENT SUCH DEGRADATION OR LOSS IS CAUSED BY ANY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT BY ALIBABA OR ANY OF ITS AFFILIATES OR ANY MATERIAL BREACH OF THIS AGREEMENT BY ALIBABA OR ANY OF ITS AFFILIATES), WHETHER OR NOT EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OR PROBABILITY OF SUCH DAMAGES AND EVEN IF THE REMEDIES PROVIDED FOR IN THIS AGREEMENT FAIL OF THEIR ESSENTIAL PURPOSE. Yahoo! acknowledges that, to Yahoo!’s knowledge, the use of the Yahoo! Trademarks by Alibaba and its Affiliates as of immediately prior to the Amendment and Restatement Effective Date is not disparaging or dilutive of the Yahoo! Trademarks.

8.2 No Additional Warranties.

(a) EXCEPT AS SET FORTH IN THIS AGREEMENT, THE YAHOO! TECHNOLOGY PRODUCTS AND THE ALIBABA TECHNOLOGY PRODUCTS COVERED BY THIS CONTRACT ARE BEING PROVIDED “AS IS” AND “WITH ALL FAULTS”, AND NEITHER PARTY MAKES ANY, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING THE PRODUCTS AND SERVICES CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR THOSE ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE. NEITHER PARTY SHALL MAKE ANY WARRANTY ON BEHALF OF YAHOO! OR ALIBABA, EXPRESSED OR IMPLIED TO ANY PERSON CONCERNING THE APPLICATION OF OR THE RESULTS TO BE OBTAINED WITH THE YAHOO! TECHNOLOGY PRODUCTS OR ALIBABA TECHNOLOGY PRODUCTS UNDER THIS AGREEMENT WITHOUT THE OTHER PARTY’S PRIOR WRITTEN CONSENT.

(b) IN ADDITION, EXCEPT AS SET FORTH IN THIS AGREEMENT, THE YAHOO! TRADEMARKS ARE BEING PROVIDED “AS IS” AND “WITH ALL FAULTS.” NEITHER PARTY NOR ANY OF ITS AFFILIATES MAKES, AND EACH PARTY AND EACH OF ITS AFFILIATES HEREBY SPECIFICALLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH HEREIN, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE.

8.3 Indemnification Related to Technology Products.

(a) Yahoo! Indemnity. Subject to the limitations set forth below, Yahoo!, at its own expense, shall indemnify, defend and hold Alibaba and any Alibaba Affiliates and their officers, directors, employees, agents and representatives (the “Alibaba Indemnified Party(ies)”) harmless from and against any Claim in the Territory that Alibaba’s permitted use of Yahoo! Technology Products (exclusive of the Alibaba Enhancements) in the Territory infringes, violates or misappropriates any third party Intellectual Property Rights; provided, however, that Yahoo! shall have no indemnification obligation (or any liability whatsoever) for any Claim of patent infringement. Yahoo!’s indemnification obligation is contingent upon: (i) Alibaba providing Yahoo! with prompt written notice of the Claim; (ii) Yahoo! controlling and directing the investigation, preparation, defense and settlement of the Claim; and (iii) Alibaba providing Yahoo! with reasonable assistance in the defense or settlement thereof. In connection with the defense of any such Claim, each Alibaba Indemnified Party may have its own counsel at its own cost and expense.

(b) No Yahoo! Liability. Notwithstanding the foregoing, Yahoo! assumes no liability for infringement, violation or misappropriation Claims arising from: (i) a combination of the Yahoo! Technology Products (exclusive of the Alibaba Enhancements) or any part thereof with other materials not provided by Yahoo! where such infringement, violation or misappropriation would not have arisen from the use of the Yahoo! Technology Products (exclusive of the Alibaba Enhancements) or portion thereof absent such combination; (ii) modification of the Yahoo! Technology Products (exclusive of the Alibaba Enhancements) or portion thereof by anyone other than Yahoo! or on its behalf where such infringement, violation or misappropriation would not have occurred but for such modifications; (iii) designs or development requests provided by Alibaba; or (iv) use of the Yahoo! Technology Products (exclusive of the Alibaba Enhancements) outside of the scope of this Agreement.

(c) Yahoo! Mitigation. If Yahoo! receives notice of an alleged infringement, violation or misappropriation based on Alibaba’s permitted use of the Yahoo! Technology Products (exclusive of the Alibaba Enhancements) in the Territory, Yahoo!, at its option and expense, may at its discretion: (i) obtain a license at no cost to Alibaba permitting continued use of the Yahoo! Technology Products on terms and conditions consistent with the rights granted to Alibaba hereunder; (ii) modify the infringing, violating or misappropriating portion of such Yahoo! Technology Products to perform its intended function without infringing, violating or misappropriating third party rights; or (iii) provide a reasonable substitute for such infringing, violating or misappropriating portion. If none of the foregoing options is reasonably available to Yahoo!, then upon written notice by Yahoo! to Alibaba, Alibaba shall thereupon take the necessary action to discontinue further distribution of the Yahoo! Technology Products to the extent that and only for so long as such use would be infringing, violating or misappropriating. In addition, regardless of whether the foregoing options are reasonably available, the parties shall reasonably cooperate to: (A) develop a non-infringing alternative; (B) establish the invalidity of the claimed infringement, misappropriation or violation; and/or (C) minimize damages related to any portion of the claim that the parties believe to be valid. Any action, or failure to take action, by a party pursuant to this Section 8.3(c) shall not, in any way, imply any admission by a party that any Claim is valid. Notwithstanding the foregoing, this Agreement shall remain in full force and effect in accordance with the terms hereof with respect to all non-infringing, non-violating or non-misappropriating portions of the Yahoo! Technology Products.

(d) Alibaba Indemnity. Subject to the limitations set forth below, Alibaba, at its own expense, shall indemnify, defend and hold Yahoo! and any Yahoo! Affiliates and their officers, directors, employees, agents and representatives (the “Yahoo! Indemnified Party(ies)”) harmless from and against any Claim that: (i) Yahoo!’s permitted use of Alibaba Technology Products or Alibaba Enhancements infringes, violates or misappropriates any third party Intellectual Property Rights; (ii) Alibaba’s use of Yahoo! Technology Products outside of the Territory infringes, violates or misappropriates any third party Intellectual Property Rights; or (iii) arises out of an alleged or actual violation of a third party’s trademark, or unfair competition claim, solely to the extent such claim or loss results from any act or omission solely under Alibaba’s or its Affiliates’ control in connection with Alibaba’s or its Affiliates’ operation of a Licensed Site; provided, however, that Alibaba shall have no indemnification obligation for any Claim of patent infringement. Alibaba’s indemnification obligation is contingent upon: (A) Yahoo! providing Alibaba with prompt written notice of the Claim; (B) Alibaba controlling and directing the investigation, preparation, defense and settlement of the Claim; and (C) Yahoo! providing Alibaba with reasonable assistance in the defense or settlement thereof. In connection with the defense of any such Claim, each Yahoo! Indemnified Party may have its own counsel at its own cost and expense.

(e) No Alibaba Liability. Notwithstanding the foregoing, Alibaba assumes no liability for infringement, violation or misappropriation Claims arising from: (i) a combination of the Alibaba Technology Products or Alibaba Enhancements or any part thereof with other materials not provided by Alibaba where such infringement, violation or misappropriation would not have arisen from the use of the Alibaba Technology Products or Alibaba Enhancements or portion thereof absent such combination; (ii) modification of the Alibaba Technology Products or Alibaba Enhancements or portion thereof by anyone other than Alibaba or on its behalf where such infringement, violation or misappropriation would not have occurred but for such modifications; or (iii) use of the Alibaba Technology Products, Alibaba Enhancements, Alibaba Technology IP Rights outside of the scope of this Agreement.

(f) Alibaba Mitigation. If Alibaba receives notice of an alleged infringement, violation or misappropriation based on Yahoo!’s permitted use of the Alibaba Technology Products and the Alibaba Enhancements, Alibaba, at its option and expense, may at its discretion: (i) obtain a license at no cost to Yahoo! permitting continued use of the Alibaba Technology Products and the Alibaba Enhancements on terms and conditions consistent with the rights granted to Yahoo! hereunder; (ii) modify the infringing, violating or misappropriating portion of such Alibaba Technology Products and the Alibaba Enhancements to perform its intended function without infringing, violating or misappropriating third party rights; or (iii) provide a reasonable substitute for such infringing, violating or misappropriating portion. If none of the foregoing options is reasonably available to Alibaba, then upon written notice by Alibaba to Yahoo!, Yahoo! shall thereupon take the necessary action to discontinue further distribution of the Alibaba Technology Products and the Alibaba Enhancements to the extent that and only for so long as such use would be infringing, violating or misappropriating. In addition, regardless of whether the foregoing options are reasonably available, the parties shall reasonably cooperate to: (A) develop a non-infringing alternative; (B) establish the invalidity of the claimed infringement, misappropriation or violation; and/or (C) minimize damages related to any portion of the claim that the parties believe to be valid. Any action, or failure to take action, by a party pursuant to this Section 8.3(f) shall not, in any way, imply any admission by a party that any Claim is valid. Notwithstanding the foregoing, this Agreement shall remain in full force and effect in accordance with the terms hereof with respect to all non-infringing, non-violating or non-misappropriating portions of the Alibaba Technology Products and the Alibaba Enhancements.

8.4 Indemnification Related to Certain Warranties and Yahoo! Trademarks.

(a) Alibaba Indemnity. Alibaba agrees to indemnify, hold harmless and, at Yahoo!’s request, defend Yahoo! and the Yahoo! Indemnified Parties from and against any and all claims, demands, liabilities, costs, damages, expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation), settlements, awards, judgments and causes of action of any nature, arising from or related to: (i) any claim that, if true, would constitute a breach of any representation or warranty made by Alibaba in Section 7.1; or (ii) any gross negligence, recklessness or willful misconduct by Alibaba or any of its Affiliates relating to any of the Yahoo! Trademarks.

(b) Yahoo! Indemnity. Yahoo! agrees to indemnify, hold harmless and, at Alibaba’s request, defend Alibaba and the Alibaba Indemnified Parties from and against any and all claims, demands, liabilities, costs, damages, expenses (including reasonable attorneys’ fees and expenses and reasonable costs of investigation), settlements, awards, judgments and causes of action of any nature, arising from or related to (i) any claim that, if true, would constitute a breach of any representation or warranty made by Yahoo! in Section 7.1 or Section 7.2; or (ii) any claim in the Territory that Alibaba’s permitted use of the Yahoo! Trademarks in the Territory infringes, violates or misappropriates any third party Trademark rights.

8.5 Indemnification Procedure. In connection with any claim that is subject to an indemnity under Section 8.3 or Section 8.4 (an “Indemnifiable Claim”), the applicable party requesting indemnification (the “Indemnification Requesting Party”) will: (a) give the other party (the “Indemnifying Party”) reasonably prompt written notice of such Indemnifiable Claim, provided that any delay in notification will not relieve the Indemnifying Party of its obligations under Section 8.3 or Section 8.4 except to the extent that such delay materially impairs the Indemnifying Party’s ability to defend such Indemnifiable Claim; and (b) if the Indemnification Requesting Party requests that the Indemnifying Party defend such Indemnifiable Claim, (i) cooperate reasonably with the Indemnifying Party (at the Indemnifying Party’s expense) in connection with the defense and any settlement of such Indemnifiable Claim; and (ii) permit the Indemnifying Party to control the defense and any settlement of such Indemnifiable Claim, provided that (A) the Indemnifying Party may not settle such Indemnifiable Claim without the Indemnification Requesting Party’s prior written consent if such settlement (1) includes any admission of civil or criminal liability or any other wrongdoing or liability by the Indemnification Requesting Party or any Indemnified Party, (2) would involve any remedy (including injunctive relief or other equitable relief) other than the payment of damages indemnified by the Indemnifying Party or (3) does not include a complete and unconditional release of the Indemnification Requesting Party and each Indemnified Party from such Indemnifiable Claim, and (B) the Indemnification Requesting Party or any Indemnified Party (at its respective cost) may participate in the defense and settlement of such Indemnifiable Claim defended by the Indemnifying Party with counsel of the Indemnification Requesting Party’s or such Indemnified Party’s choice. If the Indemnification Requesting Party elects to defend such Indemnifiable Claim, then the Indemnification Requesting Party will provide written notice to the Indemnifying Party, and the Indemnifying Party (x) will reasonably promptly reimburse the Indemnification Requesting Party for its reasonable attorneys’ fees and costs in connection with such Indemnifiable Claim as incurred by the Indemnification Requesting Party, (y) will, as reasonably requested by the Indemnification Requesting Party and at the Indemnifying Party’s expense, cooperate with and provide assistance in connection with the defense of such Indemnifiable Claim and (z) may participate through its own counsel and at its own expense to monitor the defense of such Indemnifiable Claim.

8.6 Insurance Proceeds. The amount that any Indemnifying Party is or may be required to pay to any indemnified party pursuant to this Article VIII shall be reduced (including retroactively) by any insurance proceeds or other amounts actually recovered by or on behalf of such indemnified parties in reduction of the related indemnifiable loss. If an indemnified party shall have received the payment required by this Agreement from an Indemnifying Party in respect of an indemnifiable loss and shall subsequently actually receive insurance proceeds, or other amounts in respect of such indemnifiable loss as specified above, then such indemnified party shall pay to such Indemnifying Party a sum equal to the amount of such insurance proceeds or other amounts actually received after deducting therefrom all of the indemnified party’s reasonable costs and expenses associated with the recovery of any such amount.

8.7 Subrogation. In the event of payment by an Indemnifying Party to any indemnified party in connection with any third-party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such indemnified party as to any events or circumstances in respect of which such indemnified party may have any right or claim relating to such third-party Claim. Such indemnified party shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right or claim.

8.8 After-Tax Indemnification Payments. Any indemnification payment made by any Indemnifying Party under this Article VIII shall be computed by taking into account the value of any and all applicable deductions, losses, credits, offsets or other items for foreign, federal, state or other tax purposes attributable to the payment of the indemnified liability by the indemnified party and any tax incurred by the indemnified party attributable to receipt of the indemnification payment.

8.9 Limited Obligation. The provisions of this Article VIII are in lieu of all other obligations, and state the sole, exclusive and entire liability of each party, and the sole, exclusive and entire remedy of each party, with respect to any claim of infringement, violation or misappropriation of a third-party’s Intellectual Property Rights.

ARTICLE IX

TERM

9.1 Term. Unless earlier terminated as provided herein, this Agreement shall be effective from the Amendment and Restatement Effective Date and, unless terminated pursuant to this Article IX, shall continue until the fourth anniversary of the Amendment and Restatement Effective Date, unless Alibaba consummates a Qualified IPO (as defined in the Share Repurchase Agreement), in which case this Agreement shall continue until (a) the third anniversary of the Amendment and Restatement Effective Date, if the consummation of the Qualified IPO occurs before such third anniversary or (b) the consummation of the Qualified IPO, if the consummation of the Qualified IPO occurs between the third anniversary and the fourth anniversary of the Amendment and Restatement Effective Date (the “Term”). For the avoidance of doubt, the terms and conditions of the Original Agreement govern the period commencing on the Original Agreement Effective Date and ending on the Amendment and Restatement Date.

9.2 Early Termination by Yahoo!. Yahoo! shall have the right to terminate this Agreement immediately upon written notice to Alibaba in the event that:

(a) Alibaba materially breaches any provision of the Yahoo! Brand Guidelines, which material breach is either incapable of cure or remains uncured for forty-five (45) days after Alibaba receives written notice of such breach from Yahoo!;

(b) Alibaba materially breaches any provision of this Agreement, which material breach is either incapable of cure or remains uncured for sixty (60) days after Alibaba receives written notice of such breach from Yahoo!;

(c) (i) if Alibaba files a petition for bankruptcy or is adjudicated a bankrupt (except that, in the case of a bankruptcy filed in a Chapter 11 proceeding or similar reorganization proceeding, Yahoo! shall not have a right to terminate the Agreement unless and until Alibaba has remained in such proceeding for at least twenty-four (24) months); (ii) Alibaba becomes insolvent and makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy Law; (iii) Alibaba discontinues its business; (iv) a receiver is appointed for Alibaba or its business; or (v) as a result of a reorganization in a Chapter 11 or similar bankruptcy proceeding, Yahoo!’s holding of outstanding voting securities in Alibaba is reduced to below 25%; or

(d) Alibaba fails to pay the initial payment set forth in Section 6.1 due upon the Amendment and Restatement Effective Date, or fails to pay a substantial portion of any payment due and payable to Yahoo! under this Agreement, and such payment is not fully paid within six (6) months of the due date of such installment (for purposes of this sub-clause (d) only, “substantial” shall mean 35%).

9.3 Early Termination by Alibaba; Defensive Suspension.

(a) Alibaba shall have the right to terminate this Agreement on the occurrence of any of the following events: (i) if Yahoo! files a petition for bankruptcy or is adjudicated a bankrupt (except that, in the case of a bankruptcy filed in a Chapter 11 proceeding or similar reorganization proceeding, Alibaba shall not have a right to terminate the Agreement unless and until Yahoo! has remained in such proceeding for at least twenty-four (24) months); (ii) Yahoo! becomes insolvent and makes an assignment for the benefit of its creditors or an arrangement for its creditors pursuant to any bankruptcy Law; (iii) Yahoo! discontinues its business; or (iv) a receiver is appointed for Yahoo! or its business.

(b) If Yahoo! or any of its Controlled Affiliates first files a patent infringement suit against Alibaba or any of its Controlled Affiliates or first files a suit against Alibaba or any of its Controlled Affiliates alleging a breach by Alibaba or any of its Controlled Affiliates of the Original TIPLA in any court, administrative body or other forum (including but not limited to the U.S. International Trade Commission) and does not withdraw such suit within sixty (60) days after Alibaba provides written notice to Yahoo! identifying such suit, Alibaba may, at its option and upon five (5) Business Days prior written notice to Yahoo!, suspend the license granted to Yahoo! and its Controlled Affiliates in Section 2.3; provided, however, that (i) such suspension shall be prospective only and such license shall be effective through the date Yahoo! receives such notice of suspension, and (ii) such suspension shall continue solely until such suit is finally adjudicated (including any appeals taken), settled or withdrawn (after which such suspension shall automatically terminate and such license shall automatically be reinstated, with no action required by either party, as of the date such suit is finally adjudicated, settled or withdrawn). For the avoidance of doubt, Alibaba’s option to suspend the license granted to Yahoo! and its Controlled Affiliates in Section 2.3 as set forth in the preceding sentence shall not apply to:

(A) any patent infringement counterclaim filed by Yahoo! or any of its Controlled Affiliates in response to a patent infringement suit first filed by Alibaba or any of its Controlled Affiliates against Yahoo! or any of its Controlled Affiliates;

(B) any declaratory judgment suit filed by Yahoo! or any of its Controlled Affiliates against Alibaba or any of its Controlled Affiliates, in response to any action or conduct of Alibaba or any of its Controlled Affiliates asserting or threatening to assert (by notice letters or otherwise) any of the Alibaba Patents against Yahoo! or any of its Controlled Affiliates;

(C) any patent infringement suit first filed by any Entity prior to such Entity becoming a Controlled Affiliate of Yahoo! if: (w) such Entity voluntarily withdraws such suit (with or without prejudice) within sixty (60) days after such Entity becomes a Controlled Affiliate of Yahoo! and the parties have not engaged in negotiations to settle such suit during such sixty (60) day period or (x) the parties reach and execute a settlement of such suit within one hundred twenty (120) days after such Entity becomes a Controlled Affiliate of Yahoo!. For the avoidance of doubt, in the case of either (w) or (x), such Entity shall not be licensed under Section 2.3 as a Controlled Affiliate of Yahoo! during the period before which such Entity withdraws such suit or the parties execute a settlement of such suit, should either occur, and such Entity (provided it is not a Restricted Controlled Affiliate) shall be licensed under Section 2.3 as a Controlled Affiliate of Yahoo!, automatically with no action required by either party, upon such Entity withdrawing such suit pursuant to the provisions of clause (w) or the parties executing a settlement of such suit pursuant to the provisions of clause (x), but, in any case, if such Entity is a Restricted Controlled Affiliate, neither it nor any of its existing or future products or services shall be licensed under Section 2.3. The parties agree that if Yahoo! notifies Alibaba in writing that it desires to commence settlement negotiations in connection with such suit, the parties will promptly engage in good faith negotiations in an effort to settle such suit; or

(D) any patent infringement suit first filed by Yahoo! or any of its Controlled Affiliates against any Entity that becomes a Controlled Affiliate of Alibaba after the filing of such suit.

9.4 Termination as to Specific Trademarks.

(a) By Yahoo!. Yahoo! may terminate the license granted by Yahoo! to Alibaba pursuant to Section 2.1 with respect to any particular Yahoo! Trademark (other than a Yahoo! Trademark that (i) contains the word “Yahoo” (or equivalent phonetic rendering of “Yahoo” in Chinese characters) in English or Chinese, (ii) consists of Y! or Y! (Stylized) in English or Chinese or (iii) consists of Y! and Design in English or Chinese), if Alibaba permanently ceases to use such Yahoo! Trademark in commerce. To determine whether such a Yahoo! Trademark is in use in commerce by Alibaba, Yahoo! will provide written notice to Alibaba requesting that Alibaba confirm whether Alibaba is then currently using such Yahoo! Trademark in commerce or intends to use such Yahoo! Trademark in commerce and, if so, describe such use in writing to Yahoo!. If Alibaba either (A) confirms non-use and non-intent to use of such Yahoo! Trademark in commerce or (B) fails to respond to Yahoo!’s inquiry within thirty (30) days following Alibaba’s receipt of such written notice, then Yahoo! may, upon written notice to Alibaba, terminate the license granted by Yahoo! pursuant to Section 2.1 with respect to such Yahoo! Trademark.

(b) By Alibaba. Alibaba may terminate the license granted by Yahoo! to Alibaba pursuant to Section 2.1 with respect to any particular Yahoo! Trademark if Alibaba provides written notice to Yahoo! indicating that Alibaba will no longer use such Yahoo! Trademark in commerce. For clarity, any such termination will apply only to the Yahoo! Trademark(s) that is or are specified in such notice from Alibaba to Yahoo!. If Alibaba terminates the license granted by Yahoo! to Alibaba pursuant to Section 2.1 with respect to all Yahoo! Trademarks by providing Yahoo! with written notice of such termination, this Agreement will terminate as a whole.

9.5 Mutual Termination. The parties may terminate this Agreement or any license granted by Yahoo! to Alibaba pursuant to Section 2.1 with respect to any particular Yahoo! Trademark by a written agreement signed by the parties.

9.6 Early Termination for Breach. Except as otherwise provided in Section 9.2, following a failure of the parties to resolve a dispute as set forth in Section 10.1, either party may terminate this Agreement upon written notice to the other party in the event of any material breach of any warranty, representation or covenant of this Agreement by the other party which remains uncured sixty (60) days after written notice of such breach.

9.7 Return of Information. Within thirty (30) calendar days after the termination or expiration of this Agreement, each party hereto shall use commercially reasonable efforts to either deliver to the other, or destroy, all copies of any tangible Confidential Information of the other party provided hereunder in its possession or under its control (provided, however, that neither party shall have any obligation to search backup data or storage for copies of Confidential Information of the other party; provided, further, that any copies of Confidential Information that remain in any such backup data or storage shall continue to be subject to Article V), and shall furnish to the other party an affidavit signed by an officer of its company certifying that to the best of its knowledge, such delivery or destruction has been fully effected.

9.8 Remaining Payment. Within sixty (60) calendar days of the expiration or termination of this Agreement, each party shall pay to the other party all sums, if any, due and owing as of the date of expiration or termination.

9.9 Existing Sublicense Agreements. Alibaba represents and warrants that, as of the Amendment and Restatement Effective Date, Alibaba has terminated all sublicenses granted by Alibaba under the Original Agreement.

9.10 Effect of Termination.

(a) Upon any termination of this Agreement in its entirety:

(i) all licenses granted by Yahoo! to Alibaba under this Agreement will terminate automatically; provided, however, that, in the event of any termination of this Agreement pursuant to Section 9.2 or Section 9.4, the licenses granted by Yahoo! to Alibaba pursuant to Section 2.1 will survive until the date that is thirty (30) days after the effective date of such termination (“Survival Period”), during which Survival Period Alibaba may continue to exercise its rights under this Agreement in and to the Yahoo! Trademarks as it transitions to alternate branding;

(ii) Alibaba will, and will cause China Yahoo! to, immediately (unless Alibaba is entitled to a Survival Period as set forth in Section 9.10(a)(i), in which case Alibaba will not be obligated to do the following until immediately after such Survival Period): (A) discontinue all use of the Yahoo! Trademarks and any Trademarks confusingly similar thereto; (B) cooperate with Yahoo! or its appointed agent to apply to the appropriate authorities to cancel the recordation of this Agreement from all government records; and (C) destroy or, if instructed by Yahoo!, return to Yahoo! all materials bearing any of the Yahoo! Trademarks or any Trademarks similar thereto; and

(iii) the goodwill associated with the Yahoo! Trademarks will remain the property of Yahoo!.

(b) Upon any termination of the license granted by Yahoo! to Alibaba pursuant to Section 2.1 with respect to any particular Yahoo! Trademark:

(i) such license granted by Yahoo! to Alibaba under this Agreement with respect to such Yahoo! Trademark will terminate immediately;

(ii) Alibaba will, and will cause China Yahoo! to: (A) immediately discontinue all use of such Yahoo! Trademark and any Trademarks confusingly similar thereto; (B) cooperate with Yahoo! or its appointed agent to apply to the appropriate authorities to cancel the recordation of this Agreement from all government records with respect to such Yahoo! Trademark; and (C) destroy or, if instructed by Yahoo!, return to Yahoo! all materials bearing such Yahoo! Trademark or any Trademarks similar thereto; and

(iii) the goodwill associated with such Yahoo! Trademark will remain the property of Yahoo!.

9.11 Survival. The respective rights and obligations of the parties under Sections 2.2, 2.3(subject to the provisions of Section 9.3), 2.4, 2.5, 2.6, 2.8, 2.9, 6.7 and Articles I, V, VI (with respect to all fees paid, accrued or due as of the date of termination or expiration of this Agreement), VIII, IX and X shall survive expiration or termination of this Agreement. No termination or expiration of this Agreement shall relieve any party for any liability for any breach of or liability accruing under this Agreement prior to termination.

ARTICLE X

MISCELLANEOUS

10.1 Dispute Resolution. In the event of any dispute arising out of or relating to this Agreement, including the dispute of any fees, a senior executive from each party shall meet (by telephone or in person) no later than ten (10) Business Days after receipt of notice by either party of a request for resolution of a dispute. The senior executives shall attempt in good faith to resolve such dispute. The senior executives for each party are set forth on Schedule 10.1 attached hereto. No action may be commenced by either party (other than for temporary injunctive relief where required) while the senior executives are mutually engaged in a good faith attempt to resolve the dispute.

10.2 Governing Law. This Agreement shall be interpreted and construed in accordance with the Laws of the State of California, with the same force and effect as if fully executed and performed therein, and the Laws of the United States of America. Each of Alibaba and Yahoo! hereby consents and submits to the personal jurisdiction of the United States and state courts of the State of California, and expressly agrees that the venue for any action arising under this Agreement shall be the appropriate court sitting within the Northern District of California.

10.3 Amendment or Modification. This Agreement may not be amended, modified or supplemented by the parties in any manner, except by an instrument in writing signed on behalf of each of the parties by a duly authorized officer or representative.

10.4 No Assignment. Neither party shall transfer this Agreement, or assign any rights or delegate any obligations hereunder, in whole or in part, whether voluntarily or by operation of Law, without the prior written consent of the other party. Notwithstanding the immediately preceding sentence in this Section 10.4, Yahoo! may assign or transfer this Agreement, whether voluntarily or by operation of Law, without the prior written consent of Alibaba:

(a) to any Controlled Affiliate of Yahoo!; provided, however, that, in the event of any such assignment or transfer to a Controlled Affiliate of Yahoo! that is an Intellectual Property Holding Company that is not a Restricted Controlled Affiliate, then, notwithstanding Section 2.3, the license granted under Section 2.3 shall extend to such Controlled Affiliate and all of its Affiliates (including Yahoo! and its Controlled Affiliates);

(b) in connection with any Change of Control Transaction of Yahoo!; provided, however, that:

(i) in any Change of Control Transaction of Yahoo! in which Yahoo! is not the surviving corporation or Yahoo!’s business as of immediately prior to such Change of Control Transaction is not otherwise held separate from the business of the acquiror in such Change of Control Transaction as of immediately prior to such Change of Control Transaction, the license granted to Yahoo! and its Controlled Affiliates under Section 2.3 shall terminate as of the closing of such Change of Control Transaction;

(ii) in any Change of Control Transaction other than as described in Section 10.4(b)(i) in which the acquiror is an Alibaba Competitor, at such acquiror’s option exercisable upon written notice to Alibaba within thirty (30) days after the closing of such Change of Control Transaction, such acquiror and Alibaba shall negotiate in good faith for up to one hundred twenty (120) days the terms and conditions of a continued license to such acquiror, Yahoo! and its Controlled Affiliates, as the case may be, under the Alibaba Patents (it being understood that Alibaba shall not be obligated to enter into any such license in the event the parties are not able to reach mutually agreeable terms despite such good faith negotiations); provided, further, that, the license granted to Yahoo! and its Controlled Affiliates under Section 2.3 shall terminate if such acquiror does not exercise such option as set forth in this Section 10.4(b)(ii) or, if such acquiror exercises such option as set forth in this Section 10.4(b)(ii), at the end of such one hundred twenty (120) day period if such acquiror and Alibaba are not able to reach agreement on such terms and conditions; and

(iii) in any Change of Control Transaction other than as described in Section 10.4(b)(i) in which the acquiror is not an Alibaba Competitor, the license granted to Yahoo! and its Controlled Affiliates under Section 2.3 shall (A) continue with respect to the business of Yahoo! and its Affiliates (including all products and services offered, operated or provided by Yahoo! or any of its Affiliates) existing immediately prior to such Change of Control Transaction and the reasonable expansion of such business based on such business and (B) not extend to any other existing or future business of such acquiror (or such acquiror’s Affiliates, whether existing immediately prior to such Change of Control Transaction or thereafter (other than Yahoo! and its Affiliates existing as of such Change of Control Transaction)). For the avoidance of doubt, upon the consummation of such Change of Control Transaction, the business of Yahoo! and its Affiliates (including all products and services offered, operated or provided by Yahoo! or any of its Affiliates) existing immediately prior to such Change of Control Transaction and the reasonable expansion of such business based on such business shall not, for purposes of this Section 10.4(b)(iii), be deemed a future business of such acquiror.

Any purported transfer, assignment or delegation by either party without the appropriate prior written approval shall be null and void and of no force or effect.

10.5 Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by facsimile, as follows:

If to Alibaba,

Alibaba Group Holding Limited

c/o Alibaba Group Services Limited

26th Floor, Tower 1

Times Square

1 Matheson Street

Causeway Bay, Hong Kong

Attn: General Counsel

Fax: + 852 2215 5200

with a copy to:

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, CA 94104

Attention: David L. Hayes, Esq.

Facsimile: +1 (415) 281-1350

If to Yahoo!,

Yahoo! Inc.

701 First Avenue

Sunnyvale, CA 94089

Attention: General Counsel

Facsimile: +1 (408) 349-3650

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

525 University Avenue

Suite 1100

Palo Alto, CA 94301

Attention: Leif King, Esq.

Facsimile: +1 (650) 470-4570

Weil, Gotshal & Manges LLP

201 Redwood Shores Parkway

Redwood Shores, CA 94065

Attention: Karen N. Ballack, Esq.

Facsimile: +1 (650) 802-3100

or, in each case, at such other address as may be specified in writing to the other party hereto. Any written consent of either party must be given by a vice president level (or above) employee of such party.

10.6 Entire Agreement. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the parties with respect to the subject matter hereof.

10.7 Waiver. Any of the provisions of this Agreement may be waived by the party entitled to the benefit thereof. Neither party shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

10.8 Remedies Cumulative. Except as expressly set forth herein, no remedy conferred upon any of the parties by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at Law or in equity.

10.9 Waiver of Jury Trial. EACH OF ALIBABA AND YAHOO! DO HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE ANY RIGHT ANY PARTY MAY HAVE TO A JURY TRIAL IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER PARTY HERETO OR THEIR RESPECTIVE AFFILIATES, SUCCESSORS OR ASSIGNS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENT EXECUTED AND DELIVERED BY ANY PARTY IN CONNECTION THEREWITH (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE).

10.10 Fees and Expenses. Each party shall be responsible for the payment of its own costs and expenses, including attorneys’ fees and expenses, in connection with the negotiation and execution of this Agreement.

10.11 Recovery of Costs and Expenses. If either party to this Agreement brings an action against the other party to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including attorneys’ fees and costs incurred in connection with such action, including any appeal of such action.

10.12 Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (b) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

10.13 English Language Only. This Agreement is in the English language, only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the parties hereto. All communications to be made or given pursuant to this Agreement shall be in the English language.

10.14 No Third Party Beneficiaries. Nothing express or implied in this Agreement is intended to confer, nor shall anything herein confer, upon any person other than the parties and the respective successors or assigns of the parties, any rights, remedies, obligations or liabilities whatsoever.

10.15 Compliance with Law. Each party shall operate its business and use the Yahoo! Trademarks in compliance with all applicable Laws. Alibaba shall keep Yahoo! fully informed of, and shall move expeditiously to resolve, any material complaint by any commercial, regulatory and/or governmental body relevant to any Yahoo! Trademarks. In connection with its Licensed Sites, Alibaba agrees, and shall cause China Yahoo!, to implement and maintain a privacy policy and terms of service consistent with all applicable Laws in the Territory.

10.16 Counterparts; Facsimiles. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute one and the same instrument. Each party shall receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original. Notwithstanding the foregoing, the parties shall each deliver original execution copies of this Agreement to one another as soon as practicable following execution thereof.

IN WITNESS WHEREOF, the parties to this Agreement by their duly authorized representatives have executed this Agreement as of the date first above written.

ALIBABA GROUP HOLDING LIMITED

By:	/s/ Joseph C. Tsai
	Name:	Joseph C. Tsai
	Title:	Director

YAHOO! INC.

By:	/s/ Timothy R. Morse
	Name:	Timothy R. Morse
	Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Amended and Restated Technology and Intellectual Property License Agreement]

Schedule 1.1(a)

Alibaba Competitors

Microsoft

Google

Facebook

Amazon

eBay

Apple

Schedule 1.1(b)

Yahoo! Brand Guidelines

External Guidelines for Partners

FOR EXTERNAL USE version 05.06.11

CONTENTS

Contents

Using the word “Yahoo!” 1

When using the word Yahoo! in text: 1

Incorrect uses of the word Yahoo! in text: 1

Master Brand Logo 2

Solid Logo 2

Logo against various background colors 2

Reversed Logo 2

Clear Space 3

Minimum Size 3

Trademark Symbol 3

Yahoo! Country Logos 4

Yahoo! Property Logos 4

International Properties 5

Property Colors 5

The Y-Bang Logo 6

Standard Flat Y-Bang Logo 6

3D Y-Bang Logo 6

Y-Bang Logo Color 7

Clear Space 7

Trademark Symbol 8

DOs 9

DON’Ts 9

Yahoo! in Mobile Partner Marketing 10

Use of the Yahoo! logo or Y-Bang in the Mobile Experience 10

Mobile Iconography Style 10

Examples 10

Yahoo! Purple - Our Brand Color 11

Print Color Palette: Yahoo! Purple 11

Coated Paper 11

Uncoated Paper 11

Complementary Print Color Palette 12

Online Color Palette 13

Complementary Color RGB Mixes 13

Typography 14

Gotham Font Family 14

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE i

ABBREVIATED BRAND GUIDELINES

Introduction

A few key things to keep in mind when using the Yahoo! brand in marketing materials:

1. All marketing materials using the Yahoo! brand should be approved by Yahoo!. Please contact your Yahoo! marketing representative.

2. The appropriate logos can be obtained by contacting your Yahoo! marketing representative.

3. The full graphic Yahoo! logo should be used in all marketing materials. Where space constraints prevent use of the full Yahoo! logo, the graphic Y-Bang logo can be used.

4. Please read this document in its entirety. Contact your Yahoo! representative with any questions.

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 1

ABBREVIATED BRAND GUIDELINES

Using the word “Yahoo!”

When using the word Yahoo! in text:

Always include the exclamation point “!”- it is a part of our name, like any other character, and part of our trademark.

The “Y” is uppercase and “ahoo” is lowercase.

If “Yahoo!” is the last word in a sentence, please punctuate the sentence as you normally would. The “!” at the end of the word Yahoo! does not serve as final punctuation in a sentence.

Example: The internet seems simple when you use Yahoo!.

Incorrect uses of the word Yahoo! in text:

“Yahoo!” should not be written in all-capitals, nor in all lowercase.

Yahoo! should not be abbreviated in text, especially in external communications.

Example: Y! is my homepage. (incorrect)

Do not use Yahoo! as a verb

Example: Have you yahooed today? (incorrect)

Do not use Yahoo! as an exclamation of joy or in reference to a coarse, boorish person.

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 2

ABBREVIATED BRAND GUIDELINES

Master Brand Logo

The master brand logo is the umbrella brand mark for Yahoo!.

When using the master brand logo, always make sure that:

the original artwork is used

the logo is not placed on its side or at an angle and cannot be cropped the color is correct (see below)

the appropriate trademark symbol is used (see “Registered Sign,” next page)

For high-res versions of the Yahoo! logo, contact your Yahoo! representative.

Yahoo!®

Logo Color

We have two approved colors for our logo: purple and white. The primary color of the Yahoo! logo is our very own “Yahoo! Purple,” a unique, exclusive Pantone color that was specially formulated for Yahoo!. Consult the “Yahoo! Purple – Our Brand Color” section for online and offline color formulas.

The preferred background for our logo is white. However, the logo can be used against a wide range of background colors. The purple logo looks best when placed against a light color in our complementary color palette. In situations where the purple logo will not work, for example when placed against a dark background color, the logo may be reversed to white.

The only time a black logo is acceptable is for black and white print processes.

Note: For detailed information on the correct purple color specifications to use, please see the “Color” section of this document.

Solid Logo Yahoo!®

Reversed Logo Yahoo!®

Logo against various background colors

Yahoo!® Yahoo!® Yahoo!®

Yahoo!® Yahoo!® Yahoo!®

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 3

ABBREVIATED BRAND GUIDELINES

Clear Space

The clear space around the logo should be 1/2 the width and height of the “Y.”

Yahoo!® 50% of Y’s width

50% of Y’s height Y

Minimum Size

When reproducing the Yahoo! logo in print, please avoid scaling the logo smaller than 3/4” in width.

Yahoo!® 3/4”

Trademark Symbol

The standard Yahoo! logo and Y-Bang logo should use the ® symbol in all markets. In some cases where a non-descriptive name is used for a new property, a ™ symbol may be required instead. Please reach out to your Yahoo! representative to confirm which symbol to use for the specific deal type.

If space is limited or other features on a page make a page overly busy, include the ® or ™ symbol at least once on the page, usually in the first or most prominent place the mark appears. Subsequent uses of the mark on the same page do not require the ® or ™.

®

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 4

ABBREVIATED BRAND GUIDELINES

Yahoo! Country Logos

The country names within the logo lock-up use the same Gotham font family used for our property logos.

For high-res versions of the Country logos, contact your Yahoo! representative

Yahoo!® COUNTRY Yahoo!® DEUTSCHLAND

Yahoo! Property Logos

The Yahoo! brand consists of an assortment of sub-brands, or “properties” as they are more commonly known.

U.S. Properties

In the U.S., Yahoo! property logos come in two orientations: horizontal and vertical. The choice of logo to use depends on the space in which it will appear.

For high-res versions of the country logos, contact your Yahoo! representative.

Yahoo!® FINANCE Yahoo!® FINANCE

Yahoo!® GAMES Yahoo!® GAMES

Yahoo!® NEWS Yahoo!® NEWS

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 5

ABBREVIATED BRAND GUIDELINES

International Properties

Outside the U.S., given the presence of the country name below the Yahoo! logo, property logos are in the horizontal orientation only.

Yahoo!® FINANZA

ITALIA

Yahoo!® MATRIMONY

INDIA

Yahoo!® NOTICIAS

ARGENTINA

Property Colors

Use Yahoo! Purple for the Yahoo! and country name, and Gray for the property name. When printing against our dark complementary colors, use all white for the entire lock-up.

Color Pantone C M Y K R G B Hex#

Yahoo! Purple Yahoo! Purple 77 89 0 0 123 0 153 7B0099

Black Black 0 0 0 100 0 0 0 000000

White White 0 0 0 0 255 255 255 FFFFFF

Gray PMS Cool Gray 11 0 2 0 68 84 84 84 545454

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 6

ABBREVIATED BRAND GUIDELINES

The Y-Bang Logo

The Y-Bang should always appear in environments where either the full Yahoo! logo or “Yahoo!” in plain text is visible in the experience.

The only time the Y-Bang logo can be used as a replacement for the full Yahoo! logo is in space constrained environments. Please contact your Yahoo! representative for approval of any exceptional use cases.

The Y-Bang logo comes in two varieties: the standard flat Y-Bang and the standard 3D Y-Bang. For high-res versions of these Y-Bang logos, contact your Yahoo! representative.

To protect our trademark, the shape of the Y-Bang cannot be altered in any way.

The placement of the “Y” and the exclamation point (we call it the Bang) cannot be altered.

Do not add shading or gradients.

Standard Flat Y-Bang Logo

The standard flat Y-Bang is the most commonly used Y-Bang logo as it works in all offline and printed applications.

Y!®

3D Y-Bang Logo

The 3D Y-Bang is intended for most online and mobile applications. Using the 3D Y-Bang offline is acceptable when it’s reproduced using a printing method capable of three-dimensional shading. We only have one 3D Y-Bang logo. This one. Other versions are not brand-approved.

Y!®

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 7

ABBREVIATED BRAND GUIDELINES

Y-Bang Logo Color

Similar to our master brand Yahoo! logo, the Y-Bang is preferably seen in Yahoo! Purple. The standard flat and 3D Y-Bang logos work best against a white background. However the Y-Bang logos can also be shown against our complementary color palette. Consult the “Yahoo! Purple – Our Brand Color” section for online and offline color formulas.

The Y-Bang can be reversed out to white when used against dark backgrounds. In these cases, the “Y” in the oval should be punched-out to show the background color behind the logo. A black Y-Bang can only be used for black and white print processes.

Solid Logo

Y!®

Reversed Logo

Y!®

Logo against various background colors

Y!® Y!® Y!®

Y!® Y!® Y!®

Clear Space

The Y-Bang logo must always be surrounded by a minimum expanse of open space, as shown here. Type, graphics, illustrations, or headlines should not be attached to the edge of the logo; it should remain clean and uncluttered. This allows for a legible, easily identifiable logotype, which is crucial to maintaining the full visual impact desired.

Y Y!® Y Use the height and width of the “Y” as a guide to determine the minimum clear space around the logo.

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 8

ABBREVIATED BRAND GUIDELINES

Trademark Symbol

The standard Yahoo! logo and Y-Bang logo should use the ® symbol in all markets. In some cases where a non-descriptive name is used for a new property, a ™ symbol may be required instead. Please reach out to your Yahoo! representative to confirm which symbol to use for the specific deal type.

If space is limited or other features on a page make a page overly busy, include the ® or ™ symbol at least once on the page, usually in the first or most prominent place the mark appears. Subsequent uses of the mark on the same page do not require the ® or ™.

®

Minimum Size

The Y-Bang logo should never be printed smaller than 1/2 inch wide. For online uses, the Y-Bang should never be smaller than 24 x 24 pixels, unless being used as a favicon.

Y!

1/2”

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 9

ABBREVIATED BRAND GUIDELINES

Keep in mind the following dos and dont’s when using the Y-Bang logos.

DOs

Include the Yahoo! logo or Yahoo! in text wherever using the Y-Bang.

Use the correct trademark registration. If there are any questions, please contact your Yahoo! representative.

Use the correct color (see Y-Bang logo color selection)

Within the desktop environment, always use the full Yahoo! logo when branding properties (e.g. Yahoo! Finance). Exceptions are limited and must be approved by your Yahoo! representative.

Use the full “Yahoo!” logo, or the word “Yahoo!” when expressing the name of the business or group (e.g. in press releases, collateral, email signatures, etc.)

DON’Ts

Do not change the shape of the Y-Bang (this will ensure our trademark is properly protected). The only exception is the Yahoo! Music Y-Bang logo which has its own trademark.

Do not combine another company’s logo into our Y-Bang logos.

Do not use a black & white Y-Bang logo unless it is being used in black and white printed materials.

Do not replace elements of the Y-Bang logo with other graphics.

Do not use the old (pre-2010) version of the Y-Bang logos.

Do not use the Y-Bang logos for ingredient co-branding or endorsement branding.

Do not lock up together the Y-Bang logo and the full Yahoo! logo.

Do not crop the Y-Bang logo or bleed it off a page so the “Y” is obstructed.

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 10

ABBREVIATED BRAND GUIDELINES

Yahoo! in Mobile Partner Marketing

Use of Yahoo! logo in Mobile Materials

Our full graphic Yahoo! logo, or our full graphic Yahoo! property logo, should be used:

Nuevo Nokia C3

Chat, FacebookTM, TwitterTM

y Correo donde quieras

NOKIA

Connecting People

WiFi

OVI NOKIA facebook YAHOO MAIL Messenger

When showcasing the applications for a mobile experience within marketing, the mobile app. icon used within the product experience can be shown:

Virgin Mobile scooping up Samsung Intercept

Mobile Iconography Style

Examples

These icons are representative of Yahoo!’s mobile iconography style in most devices. The icon style may differ slightly by mobile operating system to account for different specs. Please contact your Yahoo! representative to obtain the correct mobile icon source files for the device you are marketing.

YAHOO! YAHOO! YAHOO! YAHOO!

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 11

ABBREVIATED BRAND GUIDELINES

Yahoo! Purple - Our Brand Color

Print Color Palette: Yahoo! Purple

For all printed applications, use the colors specified here.

YAHOO PURPLE

Yahoo - Coated

Yahoo - Uncoated

Yahoo CMYK - Coated

Yahoo CMYK- Uncoated

A custom Adobe Swatch Exchange color palette file has been created containing Yahoo! Purple, which will allow you to easily load these four custom colors into your Adobe graphics applications. This file contains color swatches that represent the four versions of Yahoo! Purple specified on this page. To download the file, go to:

http://public.yahoo.com/~glennt/public/downloads/purple_palette.zip

Due to inaccurate color calibration of most computer monitors and color printers, the purple you see on your monitor and printer will most likely look more blue than purple. Trust the numbers shown within the Adobe Swatch Exchange color palette, not what you see on your monitor/printer. And ask your print vendors to create color swatches to compare with the official Pantone Yahoo! Purple swatches.

Coated Paper

SPOT COLOR (PANTONE)

Yahoo! Purple - COATED PAPER

Pantone Violet 36.50

Pantone Rubine Red 16.50

Pantone Trans. White 47.00

PROCESS COLOR (CMYK)

Yahoo! Purple - COATED PAPER

C 77

M 89

Y 0

K 0

Uncoated Paper

SPOT COLOR (PANTONE)

Yahoo! Purple - UNCOATED PAPER

Pantone Violet 36.00

Pantone Rubine Red 17.50

Pantone Trans. White 46.50

PROCESS COLOR (CMYK)

Yahoo! Purple - UNCOATED PAPER

C 69

M 80

Y 0

K 0

IMPORTANT NOTE: To ensure the most accurate reproduction of Yahoo! Purple, we strongly recommend printing Yahoo! Purple using spot color on the following stock whenever possible.

Coated Stock: Appleton Utopia - Utopia Two: Xtra Green (U2:XG)

Uncoated Stock: Neenah Paper - Environment - Ultra Bright White

Printing with the CMYK process color or on uncoated stock is not recommended but is an acceptable alternative only in situations where it is impossible or impractical to print spot color on coated stock.

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 12

ABBREVIATED BRAND GUIDELINES

Complementary Print Color Palette

The secondary colors are intended to be used as complementary colors in conjunction with Yahoo!’s primary colors of purple and white. This palette would not dictate the background color of a print ad, or the color of elements in a photograph, but would be used to guide you in choosing the colors for the signage at a branded event, or the colors in a vehicle wrap, branded display, or annual report.

This color palette is composed of 13 colors with their complementary darker hues, totaling 26 colors. A strategy of “mixing” purple into the lighter color to derive the darker complement was used in developing this palette. This color palette is predominantly composed of strong, bright hues, and takes its cues from the colors online.

In a further extension to the complementary color palette, a tint chart shows how the 26 colors work in shades of 40%, 60%, 80%, and 100%. Tints can be applied to branding for both specific properties as well as internal corporate communications.

For RGB mixes of complementary colors, refer to following page.

PMS 7465

PMS 321

40%

60%

80%

100%

PMS 375

PMS 370

40%

60%

80%

100%

PMS 1505

PMS 180

40%

60%

80%

100%

PMS 2567

PMS 2582

40%

60%

80%

100%

PMS 3272

PMS 3155

40%

60%

80%

100%

PMS 107

PMS 117

40%

60%

80%

100%

PMS 185

PMS 207

40%

60%

80%

100%

PMS Process Blue

PMS Reflex Blue

40%

60%

80%

100%

PMS Cool Gray 5

PMS Cool Gray 11

40%

60%

80%

100%

PMS 362

PMS 7496

40%

60%

80%

100%

PMS 123

PMS 1385

40%

60%

80%

100%

PMS 2385

PMS 248

40%

60%

80%

100%

PMS 297

PMS 2726

40%

60%

80%

100%

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 13

ABBREVIATED BRAND GUIDELINES

Online Color Palette

For all online applications, use the following RGB or hex colors. The purple color used online is a different, more vibrant purple than the purple color used in print. Please do not try to visually match the print-based purple color for online use.

RGB

COLOR

R

G

B

123

0

153

HEX

COLOR

R

G

B

7b

00

99

Complementary Color RGB Mixes

PMS 7465

r53, g196, b181

PMS 321

r0, g139, b149

PMS 3272

r0, g165, b153

PMS 3155

r0, g103, b120

PMS 362

r146, g212, b0

PMS 7496

r106, g127, b16

PMS 375

r146, g212, b0

PMS 370

r91, g143, b34

PMS 107

r249, g225, b30

PMS 117

r199, g153, b0

PMS 123

r253, g200, b47

PMS 1385

r212, g118, b0

PMS 1505

r255, g110, b0

PMS 180

r189, g54, b50

PMS 185

r224, g0, b52

PMS 207

r167, g2, b64

PMS 2385

r209, g45, b177

PMS 248

r155, g24, b137

PMS 2567

r187, g157, b214

PMS 2582

r164, g77, b196

PMS Process Blue

R0, G136, B206

PMS Reflex Blue

r0, g35, b149

PMS 297

r114, g199, b231

PMS 2726

r76, g92, b197

PMS Cool Gray 5

r178, g180, b179

PMS Cool Gray 11

r84, g84, b84

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 14

ABBREVIATED BRAND GUIDELINES

Typography

Gotham Font Family

All advertising and marketing collateral for Yahoo!, both online and offline, should use Yahoo!’s official corporate font: Gotham. Yahoo! is licensed worldwide to use a subset of the Gotham font family. The following fonts may be used in marketing communications for Yahoo!: Gotham Book, Gotham Medium, and Gotham Bold. These are the only styles of Gotham we are legally licensed to use. Yahoo! may also provide these fonts to third-party vendors who produce work for Yahoo!.

To obtain the Gotham font for use in branded materials created on behalf of Yahoo! or as part of a formal partnership agreement with Yahoo!, please contact your Yahoo! representative.

Gotham Book

ABCDEFGHIJKL

abcdefghijklmn

Gotham Medium

ABCDEFGHIJKL

abcdefghijklmn

Gotham Bold

ABCDEFGHIJKL

abcdefghijklmn

EXTERNAL GUIDELINES FOR PARTNERS v05.06.11 FOR EXTERNAL USE 15

Schedule 1.1(c)

Yahoo! Trademarks

Mark	Owner	Status	Application No. / Date		Registration No. / Date		Class(es)
AUDIBLES	Yahoo! Inc.	Registered	4418189	12/16/2004	4418189	6/28/2008	38
AUDIBLES (in Chinese) (in Color)	Yahoo! Inc.	Registered	4194779	7/29/2004	4194779	12/28/2007	38
AUDIBLES (in Chinese Characters)	Yahoo! Inc.	Registered	4194778	7/29/2004	4194778	12/28/2007	38
Audibles (Lips) Design (in Color)	Yahoo! Inc.	Registered	4194777	7/29/2004	4194777	12/28/2007	38
BROADBAND-IN-A-BOX	Yahoo! Inc.	Registered	1988863	7/19/2001	1988863	12/7/2004	38
GAMEPROWLER Logo	Yahoo! Inc.	Registered	3303897	9/11/2002	3303897	12/21/2003	41
GEOCITIES	Yahoo! Inc.	Registered	1651893	6/6/2000	1651893	10/14/2001	35
GEOCITIES	Yahoo! Inc.	Registered	1623846	6/6/2000	1623846	8/21/2001	38
GEOCITIES	Yahoo! Inc.	Registered	1631967	6/6/2000	1631967	9/7/2001	42
IMVIRONMENTS	Yahoo! Inc.	Registered	3239668	7/11/2002	3239668	8/28/2003	9
IMVIRONMENTS	Yahoo! Inc.	Registered	3239898	7/11/2002	3239898	2/21/2004	38
Jumping Y Guy Design	Yahoo! Inc.	Registered	960112301	10/7/1996	1123955	10/28/1997	42
Jumping Y Guy Design	Yahoo! Inc.	Registered	970029023	4/3/1997	1196626	8/7/1998	25
LIAM Design	Yahoo! Inc.	Registered	6264357	9/7/2007	6264357	3/28/2010	9
LIAM Design	Yahoo! Inc.	Registered	6264358	9/7/2007	6264358	2/28/2010	16
LIAM Design	Yahoo! Inc.	Registered	6264359	9/7/2007	6264359	6/14/2010	35
LIAM Design	Yahoo! Inc.	Registered	6264360	9/7/2007	6264360	3/28/2010	38
LIAM Design	Yahoo! Inc.	Registered	6264361	9/7/2007	6264361	6/14/2010	41
LIAM Design	Yahoo! Inc.	Registered	6264362	9/7/2007	6264362	6/14/2010	42
MY YAHOO!	Yahoo! Inc.	Registered	874514	5/11/2005	874514	5/11/2005	9,35,36,38, 39,41,42,43
PAYDIRECT LOGO (Lightning Bolt Design)	Yahoo! Inc.	Registered	1959099	7/13/2001	1959099	1/21/2003	36
SMARTFIT	Yahoo! Inc.	Registered	858255	4/18/2005	858255	4/18/2004	35,45
SMARTVIEW	Yahoo! Inc.	Registered	867751	9/17/2004	867751	9/17/2004	35,45
Star Design	Yahoo! Inc.	Registered	3342220	10/21/2002	3342220	7/14/2004	42
Star Design	Yahoo! Inc.	Registered	3342221	10/21/2002	3342221	1/7/2004	41
Star Design	Yahoo! Inc.	Registered	3342222	10/21/2002	3342222	5/21/2004	38
Star Design	Yahoo! Inc.	Registered	3342223	10/21/2002	3342223	8/21/2004	36
Star Design	Yahoo! Inc.	Registered	3342224	10/21/2002	3342224	5/14/2004	35
TIGER BOY (Chinese characters)	Yahoo! Inc.	Registered	5540618	8/14/2006	5540618	7/21/2009	9
TIGER BOY (Chinese characters)	Yahoo! Inc.	Registered	5540620	8/14/2006	5540620	11/28/2009	38
TIGER BOY AND GIRL (Chinese characters)	Yahoo! Inc.	Registered	5540624	8/14/2006	5540624	7/21/2009	9
TIGER BOY AND GIRL (Chinese characters)	Yahoo! Inc.	Registered	5540625	8/14/2006	5540625	1/14/2010	25
TIGER BOY AND GIRL (Chinese characters)	Yahoo! Inc.	Registered	5540626	8/14/2006	5540626	11/28/2009	38
TIGER BOY Design	Yahoo! Inc.	Registered	5522385	8/4/2006	5522385	7/21/2009	9
TIGER BOY Design	Yahoo! Inc.	Registered	5522384	8/4/2006	5522384	9/14/2009	25

Mark	Owner	Status	Application No. / Date		Registration No. / Date		Class(es)
TIGER BOY Design	Yahoo! Inc.	Registered	5522383	8/4/2006	5522383	11/28/2009	38
TIGER GIRL (Chinese characters)	Yahoo! Inc.	Registered	5540621	8/14/2006	5540621	7/21/2009	9
TIGER GIRL (Chinese characters)	Yahoo! Inc.	Registered	5540622	8/14/2006	5540622	1/14/2010	25
TIGER GIRL (Chinese characters)	Yahoo! Inc.	Registered	5540623	8/14/2006	5540623	11/28/2009	38
TIGER GIRL Design	Yahoo! Inc.	Registered	5522382	8/4/2006	5522382	7/21/2009	9
TIGER GIRL Design	Yahoo! Inc.	Registered	5522381	8/4/2006	5522381	9/14/2009	25
TIGER GIRL Design	Yahoo! Inc.	Registered	5522380	8/4/2006	5522380	11/28/2009	38
WORDAHOLIC	Yahoo! Inc.	Registered	2001192542	10/17/2001	2024374	4/7/2003	41
Y! (Stylized)	Yahoo! Inc.	Registered	2000015493	2/3/2000	2020439	1/21/2004	9
Y! (Stylized)	Yahoo! Inc.	Registered	2000015494	2/3/2000	1592116	6/28/2001	15
Y! (Stylized)	Yahoo! Inc.	Registered	2000015495	2/3/2000	1581003	6/7/2001	28
Y! and Design	Yahoo! Inc.	Registered	893000	9/24/2004	893000	9/24/2004	9,16,18,21, 25,28,35,38, 39,41,42,45
Y! MUSIC and Headphones Design	Yahoo! Inc.	Registered	4661237	5/17/2005	4661237	2/28/2009	9
Y! MUSIC and Headphones Design	Yahoo! Inc.	Registered	4661238	5/17/2005	4661238	4/7/2009	35
Y! MUSIC and Headphones Design	Yahoo! Inc.	Registered	4661239	5/17/2005	4661239	1/28/2009	38
YAHOO	Yahoo! Inc.	Registered	663135A	9/3/1996	663135A	9/3/1996	38,41
YAHOO in Chinese	Yahoo! Inc.	Registered	4248481	9/1/2004	4248481	1/28/2008	43
YAHOO in Chinese	Yahoo! Inc.	Registered	1060182	6/4/1996	1060182	7/21/1997	9
YAHOO in Chinese	Yahoo! Inc.	Registered	1292990	4/16/1998	1292990	7/14/1999	16
YAHOO in Chinese	Yahoo! Inc.	Registered	1297291	4/16/1998	1297291	7/21/1999	35
YAHOO in Chinese	Yahoo! Inc.	Registered	1303381	4/16/1998	1303381	8/14/1999	25
YAHOO in Chinese	Yahoo! Inc.	Registered	1324873	4/16/1998	1324873	10/14/1999	38
YAHOO in Chinese	Yahoo! Inc.	Registered	1327419	4/16/1998	1327419	10/21/1999	42
YAHOO in Chinese	Yahoo! Inc.	Registered	1354922	8/17/1998	1354922	1/14/2000	36
YAHOO in Chinese	Yahoo! Inc.	Registered	1373352	10/30/1998	1373352	3/14/2000	25
YAHOO in Chinese	Yahoo! Inc.	Registered	1379986	10/30/1998	1379986	3/28/2000	41
YAHOO in Chinese	Yahoo! Inc.	Registered	1394683	10/30/1998	1394683	5/7/2000	39
YAHOO in Chinese	Yahoo! Inc.	Registered	1601136	10/30/1998	1601136	7/14/2001	28
YAHOO in Chinese	Yahoo! Inc.	Registered	4563399	3/25/2005	4563399	12/14/2008	24
YAHOO in Chinese	Yahoo! Inc.	Registered	1788605	4/16/1998	1788605	6/14/2002	9
YAHOO TONG in Chinese	Yahoo! Inc.	Registered	4695438	6/2/2005	4695438	3/21/2008	9
YAHOO TONG in Chinese	Yahoo! Inc.	Registered	4695437	6/2/2005	4695437	1/7/2009	38
YAHOO!	Yahoo! Inc.	Registered	854902	7/23/2004	854902	7/23/2004	35,37,40, 43,44,45
YAHOO!	Yahoo! Inc.	Registered	867738	7/20/2004	867738	7/20/2004	41
YAHOO!	Yahoo! Inc.	Registered	4248550	9/1/2004	4248550	1/28/2008	43
YAHOO!	Yahoo! Inc.	Registered	960045948	4/12/1996	1087317	8/28/1997	16
YAHOO!	Yahoo! Inc.	Registered	1115500	4/12/1996	1115500	9/18/1997	35
YAHOO!	Yahoo! Inc.	Registered	4374464	11/22/2004	4374464	5/7/2008	38
YAHOO!	Yahoo! Inc.	Registered	1072468	4/12/1996	1072468	8/7/1997	9
YAHOO!	Yahoo! Inc.	Registered	1230762	7/21/1997	1230762	12/14/1998	25
YAHOO!	Yahoo! Inc.	Registered	1304941	4/20/1998	1304941	8/14/1999	36
YAHOO!	Yahoo! Inc.	Registered	1345901	10/30/1998	1345901	12/21/1999	25

Mark	Owner	Status	Application No. / Date		Registration No. / Date		Class(es)
YAHOO!	Yahoo! Inc.	Registered	1368162	9/22/1998	1368162	2/28/2000	28
YAHOO!	Yahoo! Inc.	Registered	1394680	10/30/1998	1394680	5/7/2000	39
YAHOO!	Yahoo! Inc.	Registered	1400806	10/30/1998	1400806	5/21/2000	41
YAHOO!	Yahoo! Inc.	Registered	1430614	2/13/1999	1430614	8/7/2000	39
YAHOO!	Yahoo! Inc.	Registered	1784510	9/27/2000	1784510	6/7/2002	36
YAHOO!	Yahoo! Inc.	Registered	3864422	12/29/2003	3864422	11/7/2010	9
YAHOO!	Yahoo! Inc.	Registered	3475250	3/5/2003	3475250	11/7/2007	18
YAHOO!	Yahoo! Inc.	Registered	1574281	2/13/1999	1574281	5/21/2001	9
YAHOO!	Yahoo! Inc.	Registered	4563398	3/25/2005	4563398	12/14/200	24
YAHOO!	Yahoo! Inc.	Registered	960045943	4/12/1996	1109289	9/21/1997	42
YAHOO! (Stylized) YAHOO (Chinese characters)	Beijing Alibaba Information Technology Co., Ltd.	Registered	1716036	11/10/2000	1716036	2/21/2002	1
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	1766338	3/8/2001	1766338	5/14/2002	24
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	2023963	3/8/2001	2023963	6/28/2011	2
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	1712388	11/10/2000	1712388	2/14/2002	3
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Pending	7853679	11/23/2009	N/A	N/A	9
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	7853678	11/23/2009	7853678	9/14/2011	35
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	7853677	11/23/2009	7853677	3/14/2011	38
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	7853676	11/23/2009	7853676	2/21/2011	39
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	7853675	11/23/2009	7853675	3/14/2011	40
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Registered	7853674	11/23/2009	7853674	2/21/2011	41
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Pending	7853673	11/23/2009	N/A	N/A	42
YAHOO! (Stylized) YAHOO (Chinese characters)	Yahoo! Inc.	Pending	7853672	11/23/2009	N/A	N/A	45
YAHOO! GO	Yahoo! Inc.	Registered	5265687	4/5/2006	5265687	4/28/2009	9
YAHOO! GO	Yahoo! Inc.	Registered	5265686	4/5/2006	5265686	7/28/2009	25
YAHOO! GO	Yahoo! Inc.	Registered	5265685	4/5/2006	5265685	6/21/2009	35
YAHOO! GO	Yahoo! Inc.	Registered	5265684	4/5/2006	5265684	9/28/2009	36
YAHOO! GO	Yahoo! Inc.	Registered	5265683	4/5/2006	5265683	9/28/2009	38
YAHOO! GO	Yahoo! Inc.	Registered	5265682	4/5/2006	5265682	6/21/2009	39
YAHOO! GO	Yahoo! Inc.	Registered	5265681	4/5/2006	5265681	9/28/2009	40
YAHOO! GO	Yahoo! Inc.	Registered	5265680	4/5/2006	5265680	7/21/2009	41
YAHOO! GO	Yahoo! Inc.	Registered	5265679	4/5/2006	5265679	7/21/2009	42
YAHOO! GO	Yahoo! Inc.	Registered	5265678	4/5/2006	5265678	9/28/2009	43
YAHOO! GO	Yahoo! Inc.	Registered	5266776	4/5/2006	5266776	9/21/2009	45
YAHOO! VISION	Yahoo! Inc.	Registered	1952721	12/29/2000	1952721	9/7/2002	35
YAHOO! VISION	Yahoo! Inc.	Registered	1956727	12/29/2000	1956727	8/28/2002	41
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853686	11/23/2009	7853686	4/21/2011	10
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853685	11/23/2009	7853685	3/28/2011	13

Mark	Owner	Status	Application No. / Date		Registration No. / Date		Class(es)
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853684	11/23/2009	7853684	1/14/2011	15
YAHOO! (in English and Chinese)	Yahoo! Inc.	Pending	7853683	11/23/2009	N/A	N/A	17
YAHOO! (in English and Chinese)	Yahoo! Inc.	Pending	7853682	11/23/2009	N/A	N/A	19
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853681	11/23/2009	7853681	5/28/2011	21
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853680	11/23/2009	7853680	12/28/2010	22
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853693	11/23/2009	7853693	12/28/2010	26
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853692	11/23/2009	7853692	12/28/2010	27
YAHOO! (in English and Chinese)	Yahoo! Inc.	Pending	7853691	11/23/2009	N/A	N/A	28
YAHOO! (in English and Chinese)	Yahoo! Inc.	Pending	7853690	11/23/2009	N/A	N/A	32
YAHOO! (in English and Chinese)	Yahoo! Inc.	Pending	7853689	11/23/2009	N/A	N/A	36
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853688	11/23/2009	7853688	3/14/2011	37
YAHOO! (in English and Chinese)	Yahoo! Inc.	Registered	7853687	11/23/2009	7853687	2/14/2011	44
YAHU	Yahoo! Inc.	Registered	4918442	9/27/2005	4918442	6/21/2009	42
YAHU in Chinese/YAHU	Yahoo! Inc.	Registered	4765513	7/8/2005	4765513	12/28/2008	25
YAHU in Chinese/YAHU	Yahoo! Inc.	Registered	4765491	7/7/2005	4765491	2/21/2009	25
YAHU in Simplified Chinese	Yahoo! Inc.	Registered	4918441	9/27/2005	4918441	6/21/2009	42
YAHU/YAHU in Chinese	Yahoo! Inc.	Registered	1800735	5/16/2001	1800735	7/7/2002	16
YAHU/YAHU in Chinese	Yahoo! Inc.	Registered	1815149	5/16/2001	1815149	7/28/2002	25
YAHU/YAHU in Chinese	Yahoo! Inc.	Registered	1958291	5/16/2001	1958291	11/21/2002	35
YAHU/YAHU in Chinese	Yahoo! Inc.	Registered	1959337	5/16/2001	1959337	11/7/2002	38
YAHU/YAHU in Chinese	Yahoo! Inc.	Registered	1983967	5/16/2001	1983967	10/21/2002	9
YAHU/YAHU in Chinese	Yahoo! Inc.	Registered	2015335	5/16/2001	2015335	10/7/2002	42
YAHU/YAHU in Chinese	Yahoo! Inc.	Registered	5021744	11/24/2005	5021744	3/14/2009	35
YOHOO/YAHOO! in Chinese	Yahoo! Inc.	Registered	1638450	7/24/2000	1638450	9/21/2001	9

Schedule 10.1

Senior Executives of Each Party

For Yahoo!: General Counsel

For Alibaba: General Counsel